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                               SCHLOTZSKY'S, INC.


                                CREDIT AGREEMENT


                          DATED AS OF DECEMBER 7, 1999


                 WELLS FARGO BANK (TEXAS), NATIONAL ASSOCIATION,

                                    AS AGENT



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

                                TABLE OF CONTENTS


                                                                            Page
                                                                            ----

ARTICLE I

         Definitions..........................................................1
         Section 1.1       Definitions........................................1
         Section 1.2       Other Definitional Provisions.....................14

ARTICLE II

         Revolving Credit Loan...............................................14
         Section 2.1       Commitments.......................................14
         Section 2.2       Revolving Credit Notes............................15
         Section 2.3       Repayment of Revolving Credit Loan................15
         Section 2.4       Interest..........................................15
         Section 2.5       Revolving Credit Loan Borrowing Procedure.........15
         Section 2.6       Use of Proceeds...................................16
         Section 2.7       Commitment Fees...................................16
         Section 2.8       Determination of Base Rate Margin.................16
         Section 2.9       Reduction or Termination of Revolving Credit
                           Commitments.......................................17

ARTICLE III

         Term Loan...........................................................18
         Section 3.1       Term Commitments..................................18
         Section 3.2       Notes.............................................19
         Section 3.3       Repayment of Term Loan............................19
         Section 3.4       Interest..........................................19
         Section 3.5       Term Loan Borrowing Procedure.....................19
         Section 3.6       Term Loan Fee.....................................20
         Section 3.7       Use of Proceeds...................................20

ARTICLE IV

         Letter of Credit....................................................20
         Section 4.1       Letter of Credit..................................20
         Section 4.2       Presentment and Reimbursement.....................21
         Section 4.3       Payment...........................................21
         Section 4.4       Letter of Credit Fee..............................22
         Section 4.5       Obligations Absolute..............................22
         Section 4.6       Limitation of Liability...........................23


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                                TABLE OF CONTENTS
                                   (Continued)

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ARTICLE V

         Payments............................................................24
         Section 5.1       Method of Payment.................................24
         Section 5.2       Voluntary Prepayment..............................24
         Section 5.3       Mandatory Prepayments.............................25
         Section 5.4       Pro Rata Treatment................................25
         Section 5.5       Non-Receipt of Funds by the Agent.................25
         Section 5.6       Withholding Taxes.................................26
         Section 5.7       Withholding Tax Exemption.........................26
         Section 5.8       Computation of Interest...........................26
         Section 5.9       Additional Costs in Respect of Letter of Credit...27
         Section 5.10      Capital Adequacy..................................27

ARTICLE VI

         Conditions Precedent................................................28
         Section 6.1       Initial Extension of Credit.......................28
         Section 6.2       All Extensions of Credit..........................29

ARTICLE VII

         Representations and Warranties......................................30
         Section 7.1       Existence.........................................30
         Section 7.2       Financial Statements..............................30
         Section 7.3       Action; No Breach.................................31
         Section 7.4       Operation of Business.............................31
         Section 7.5       Litigation and Judgments..........................31
         Section 7.6       Rights in Properties; Liens.......................31
         Section 7.7       Enforceability....................................31
         Section 7.8       Approvals.........................................32
         Section 7.9       Debt..............................................32
         Section 7.10      Taxes.............................................32
         Section 7.11      Use of Proceeds; Margin Securities................32
         Section 7.12      ERISA.............................................32
         Section 7.13      Disclosure........................................33
         Section 7.14      Subsidiaries......................................33
         Section 7.15      Agreements........................................33

                                TABLE OF CONTENTS
                                   (Continued)

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                                                                            ----

         Section 7.16      Compliance with Laws..............................33
         Section 7.17      Investment Company Act............................33
         Section 7.18      Public Utility Holding Company Act................34
         Section 7.19      Environmental Matters.............................34

ARTICLE VIII

         Positive Covenants..................................................35
         Section 8.1       Reporting Requirements............................35
         Section 8.2       Maintenance of Existence; Conduct of Business.....37
         Section 8.3       Maintenance of Properties.........................37
         Section 8.4       Taxes and Claims..................................37
         Section 8.5       Insurance.........................................37
         Section 8.6       Inspection Rights.................................38
         Section 8.7       Keeping Books and Records.........................38
         Section 8.8       Compliance with Laws..............................38
         Section 8.9       Compliance with Agreements........................38
         Section 8.10      Further Assurances; Subsidiary Guaranty,
                           Subsidiary Pledge Agreement,Subsidiary Security Agreement and Contribution and Indemnification
                           Agreement.........................................38
         Section 8.11      ERISA.............................................39
         Section 8.12      Year 2000 Compliance..............................39

ARTICLE IX
         Negative Covenants..................................................39
         Section 9.1       Debt..............................................40
         Section 9.2       Limitation on Liens...............................40
         Section 9.3       Mergers, Etc......................................41
         Section 9.4       Restricted Payments...............................41
         Section 9.5       Investments.......................................42
         Section 9.6       Limitation on Issuance of Capital Stock...........42
         Section 9.7       Transactions With Affiliates......................43
         Section 9.8       Disposition of Assets.............................43
         Section 9.9       Sale and Leaseback................................43
         Section 9.10      Nature of Business................................43
         Section 9.11      Environmental Protection..........................43
         Section 9.12      Accounting........................................43
         Section 9.13      Prepayment of Debt................................44


                                      -iii-
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                                TABLE OF CONTENTS
                                   (Continued)

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                                                                            ----

ARTICLE X

         Financial Covenants.................................................44
         Section 10.1      Consolidated Working Capital......................44
         Section 10.2      Leverage Ratio....................................44
         Section 10.3      Consolidated Net Worth............................44
         Section 10.4      Fixed Charge Coverage Ratio.......................45
         Section 10.5      Capital Expenditures..............................45
         Section 10.6      Contingent Liabilities............................45

ARTICLE XI

         Default.............................................................45
         Section 11.1      Events of Default.................................45
         Section 11.2      Remedies..........................................47
         Section 11.3      Cash Collateral...................................48
         Section 11.4      Performance by the Agent..........................48

ARTICLE XII

         The Agent...........................................................49
         Section 12.1      Appointment, Powers and Immunities................49
         Section 12.2      Rights of Agent as a Lender.......................51
         Section 12.3      Sharing of Payments, Etc..........................51
         Section 12.4      Indemnification...................................52
         Section 12.5      Independent Credit Decisions......................52
         Section 12.6      Several Commitments...............................53
         Section 12.7      Successor Agent...................................53

ARTICLE XIII

         Miscellaneous.......................................................54
         Section 13.1      Expenses..........................................54
         Section 13.2      INDEMNIFICATION...................................54
         Section 13.3      Limitation of Liability...........................55
         Section 13.4      No Duty...........................................55
         Section 13.5      No Fiduciary Relationship.........................55
         Section 13.6      Equitable Relief..................................55
         Section 13.7      No Waiver; Cumulative Remedies....................55


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                                TABLE OF CONTENTS
                                   (Continued)

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         Section 13.8      Successors and Assigns............................56
         Section 13.9      Survival..........................................58
         Section 13.10     Amendments, Etc...................................58
         Section 13.11     Maximum Interest Rate.............................59
         Section 13.12     Notices...........................................59
         Section 13.13     Governing Law; Venue; Service of Process..........60
         Section 13.14     Binding Arbitration...............................60
         Section 13.15     Counterparts......................................62
         Section 13.16     Severability......................................62
         Section 13.17     Headings..........................................62
         Section 13.18     Non-Application of Chapter 346 of Texas
                           Credit Finance Code...............................62
         Section 13.19     Construction......................................62
         Section 13.20     Independence of Covenants.........................63
         Section 13.21     Confidentiality...................................63
         Section 13.22     WAIVER OF JURY TRIAL..............................63
         Section 13.23     ENTIRE AGREEMENT..................................63

                                CREDIT AGREEMENT

     THIS CREDIT AGREEMENT (the "Agreement"), dated as of December 7, 1999, is among SCHLOTZSKY'S, INC., a Texas corporation ("Borrower"), each of the banks or other lending institutions which is or which may from time to time become a signatory hereto or any successor or assignee thereof (individually, a "Lender" and, collectively, the "Lenders"), and WELLS FARGO BANK (TEXAS), NATIONAL ASSOCIATION, a national banking association, as agent for itself and the other Lenders (in such capacity, together with its successors in such capacity, the "Agent") and as the Issuing Bank (hereinafter defined).

                                 R E C I T A L S

     The Borrower has requested that the (i) Lenders extend credit to the Borrower in the form of revolving credit advances and a term loan and (ii) the Issuing Bank keep outstanding a standby letter of credit, all not to exceed an aggregate principal amount of Forty Million Dollars ($40,000,000) at any time outstanding. The Issuing Bank and the Lenders are willing to make such extensions of credit to the Borrower upon the terms and conditions hereinafter set forth.

     NOW THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereto agree as follows:

                                    ARTICLE I

                                   Definitions

     Section 1.1 Definitions. As used in this Agreement, the following terms have the following meanings:

          "AAA" has the meaning set forth in Section 13.14(b).

          "Adjustment Date" has the meaning set forth in Section 2.8.

          "Advance" means an advance of funds by the Lenders or any of them to the Borrower pursuant to Article II or Article III.

          "Advance Request Form" means a certificate, in substantially the form of Exhibit B hereto, properly completed and signed by the Borrower requesting the Term Loan Advance (one time only on the date hereof) or a Revolving Credit Loan Advance.

          "Affiliate" means, as to any Person, any other Person (a) that directly or indirectly, through one or more intermediaries, controls or is controlled by, or is under common control with, such Person; (b) that directly or indirectly beneficially owns or holds five percent (5%) or more of any class of voting stock of such Person; or (c) five percent (5%) or more of the voting stock of which is directly or indirectly beneficially owned or held by the Person in question. The term "control" means the possession, directly or indirectly, of the power to direct or cause direction of the management and policies of a Person, whether through the ownership of voting securities, by contract, or otherwise; provided, however, in no event shall the Agent, the Issuing Bank or any Lender be deemed an Affiliate of the Borrower or any of its Subsidiaries.

          "Agent" has the meaning set forth in the introductory paragraph of this Agreement.

          "Agreement" has the meaning set forth in the introductory paragraph of this Agreement.

          "Applicable Lending Office" means for each Lender, the Lending Office of such Lender (or of an Affiliate of such Lender) designated below its name on the signature pages hereof or such other office of such Lender (or of an Affiliate of such Lender) as such Lender may from time to time specify to the Borrower and the Agent as the office by which its Advances are to be made and maintained.

          "Applicable Rate" means the Base Rate plus the Base Rate Margin.

          "Assignee" has the meaning set forth in Section 13.8(b).

          "Assigning Lender" has the meaning set forth in Section 13.8(b).

          "Assignment and Acceptance" means an assignment and acceptance entered into by a Lender and its assignee and accepted by the Agent pursuant to
     Section 13.8, in substantially the form of Exhibit D hereto.

          "Base Rate" means as of any date of determination, a rate per annum equal to the greater of (a) the Prime Rate in effect on such day, or (b) the sum of the Federal Funds Rate in effect on such day plus one-half of one percent (0.5%). Any change in the Base Rate due to a change in the Prime Rate or the Federal Funds Rate shall be effective on the effective date of such change in the Prime Rate or the Federal Funds Rate, respectively, without notice to Borrower.

          "Base Rate Margin" shall have the meaning set forth in Section 2.8.

          "Basle Accord" means the proposals for risk-based capital framework described by the Basle Committee on Banking Regulations and Supervisory Practices in its paper entitled "International Convergence of Capital Measurement and Capital Standards" dated July 1988, as amended, supplemented and otherwise modified and in effect from time to time, or any replacement thereof.

          "Benefit Arrangement" shall mean any employment, consulting, severance or other similar contract, arrangement or policy and each plan, arrangement (written or oral), program, agreement or commitment providing for insurance coverage (including without limitation any self-insured arrangements), workers' compensation, disability benefits, supplemental unemployment benefits, vacation benefits, retirement benefits, life, health, disability or accident benefits (including without limitation any "voluntary employees' beneficiary association" as defined in Section 501(c)(9) of the Code providing for the same or other benefits) or for deferred compensation, profit-sharing bonuses, stock options, restricted stock, phantom stock, stock appreciation rights, stock purchases or other forms of incentive compensation or post-retirement insurance, compensation or benefits which (i) is not a Plan, (ii) is (or was within the last six years) entered into, maintained, contributed to or required to be contributed to, as the case may be, by Borrower or any ERISA Affiliate, and
     (iii) covers any current or former employee, director, or consultant of Borrower or any ERISA Affiliate (with respect to their relationship with such entities).

          "Borrower" has the meaning set forth in the introductory paragraph of this Agreement.

          "Borrower Pledge Agreement" means that certain pledge agreement executed by the Borrower and the Agent in favor of the Agent for the benefit of the Agent, the Issuing Bank and the Lenders, in substantially the form of Exhibit F, as the same may be amended, restated or modified from time to time.

          "Borrower Security Agreement" means that certain security agreement executed by the Borrower and the Agent in favor of the Agent for the benefit of the Agent, the Issuing Bank and the Lenders, in substantially the form of Exhibit G, as the same may be amended, restated or modified from time to time.

          "Business Day" means any day on which commercial banks are not authorized or required to close in San Francisco, California.

          "Calculation Period" has the meaning set forth in Section 2.8.

          "Capital Expenditures" means, for any period, all expenditures of the Borrower and its Subsidiaries which are classified as additions to property, plant and equipment on the consolidated statement of cash flows of the Borrower in accordance with GAAP, including all such expenditures so classified as "recurring capital expenditures" and all such expenditures associated with Capital Lease Obligations.

          "Capital Lease Obligation" means, as to any Person, the obligations of such Person to pay rent or other amounts under a lease of (or other agreement conveying the right to use) real and/or personal property, which obligations are required to be classified and accounted for as a capital lease on a balance sheet of such Person under GAAP. For purposes of this Agreement, the amount of such Capital Lease Obligations shall be the capitalized amount thereof, determined in accordance with GAAP.

          "Code" means the Internal Revenue Code of 1986, as amended, and the regulations promulgated and rulings issued thereunder.

          "Collateral" means the property in which liens have been granted pursuant to the Borrower Pledge Agreement and the Borrower Security Agreement or pursuant to any Subsidiary Security Agreement or Subsidiary Pledge Agreement executed by a Subsidiary (including in accordance with Section 8.10), whether such Liens are now existing or hereafter arise.

          "Commitment Fee" has the meaning set forth in Section 2.7.

          "Commitment Fee Rate" means one quarter of one percent (0.25%) per annum.

          "Commitments" means, as to each Lender, such Lender's Revolving Credit Commitment, Term Commitment and LC Commitment.

          "Consolidated Net Income" means, at any time, the aggregate net income or loss of the Borrower and its Subsidiaries determined on a consolidated basis and in accordance with GAAP.

          "Consolidated Net Worth" means, at any particular time, all amounts which, in conformity with GAAP, would be included as stockholders' equity on a consolidated balance sheet of the Borrower and the Subsidiaries.

          "Consolidated Working Capital" means, at any time, the current assets of the Borrower and its Subsidiaries determined on a consolidated basis less the current liabilities of the Borrower and its Subsidiaries determined on a consolidated basis, all as determined in accordance with GAAP.

          "Contingent Liabilities" means, at any particular time, the contingent
     liabilities  of  the  Borrower  and  its   Subsidiaries   determined  on  a
     consolidated basis in accordance with GAAP.

          "Contribution and Indemnification Agreement" means the Contribution and Indemnification Agreement executed by the Borrower and the Guarantors, in substantially the form of Exhibit E hereto, as the same may be amended, restated or modified from time to time.

          "Debt" means as to any Person at any time (without duplication): (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, notes, debentures, or other similar instruments whether secured or unsecured, (c) all Capital Lease Obligations of such Person, (d) all Debt or other obligations of others Guaranteed by such Person, (e) all obligations secured by a Lien existing on property owned by such Person, whether or not the obligations secured thereby have been assumed by such Person or are non-recourse to the credit of such Person, but excluding those obligations secured by landlord's liens or liens for taxes not yet due and payable, (f) all reimbursement obligations of such Person (whether contingent or otherwise) in respect of letters of credit (whether drawn or undrawn), bankers' acceptances, surety or other bonds and similar instruments, and (g) all liabilities of such Person in respect of unfunded vested benefits under any Plan; provided however, the term "Debt" shall not include, except for clauses (d) and (f) above, any items which are not required to be reflected as debt on the Borrower's balance sheet in accordance with GAAP.

          "Debt to EBITDA Ratio" means, for each Fiscal Quarter, the quotient determined by dividing (i) those items described in clauses (a), (b), (c),
     (d) and (e) of the definition of "Debt" of the Borrower and its consolidated Subsidiaries, by (ii) the sum of (a) EBITDA for such Fiscal Quarter plus (b) beginning with the Fiscal Quarter ending December 31, 1999 through and including the Fiscal Quarter ending September 30, 2000, the annualized royalty payments made to area developers involved in the Royalty Buy-Backs for the most recent Fiscal Quarter prior to such Royalty Buy-Backs, less (c) any savings received by the Borrower since the closing of the Royalty Buy-Backs as a result of such Royalty Buy-Backs (for purposes of this calculation, in an amount equal to $100,000 for each Fiscal Quarter).

          "Default" means an Event of Default or the occurrence of an event or condition which with notice or lapse of time or both would become an Event of Default.

          "Default Rate" means the lesser of (a) the Maximum Rate or, (b) the sum of the Base Rate in effect from day to day plus five percent (5%).

          "Deposit and Cash Management Services Obligations" means all the obligations of the Borrower to a Lender to pay the fees charged for the deposit and/or cash management products and services provided by any Lender in connection with any deposit or other accounts maintained at such Lender.

          "Dispute" has the meaning set forth in Section 13.14.

          "Dollars" and "$" mean lawful money of the United States of America.

          "EBITDA" means Consolidated Net Income, plus, to the extent that any of the following were deducted in calculating such Consolidated Net Income, interest expense, tax expenses, and depreciation and amortization, but excluding all extraordinary items of income and loss.

          "Eligible Assignee" means (i) a Lender, (ii) an Affiliate of a Lender, and (iii) any other Person approved by the Agent, and, unless a Default has occurred and is continuing at the time any assignment is effected, in accordance with Section 13.8, the Borrower, such approval not to be unreasonably withheld or delayed by the Borrower; provided, however, that neither the Borrower nor an Affiliate of the Borrower shall qualify as an Eligible Assignee.

          "Environmental Laws" means any and all federal, state, and local laws, regulations, and requirements pertaining to health, safety, or the environment, as such laws, regulations, and requirements may be amended or supplemented from time to time.

          "Environmental Liabilities" means, as to any Person, all liabilities, obligations, responsibilities, Remedial Actions, losses, damages, punitive damages, consequential damages, treble damages, costs, and expenses, (including, without limitation, all reasonable fees, disbursements and expenses of counsel, expert and consulting fees and costs of investigation and feasibility studies), fines, penalties, sanctions, and interest incurred as a result of any claim or demand, by any Person, whether based in contract, tort, implied or express warranty, strict liability, criminal or civil statute, including any Environmental Law, permit, order or agreement with any Governmental Authority or other Person, arising from environmental, health or safety conditions or the Release or threatened Release of a Hazardous Material into the environment.

          "ERISA" means the Employee  Retirement Income Security Act of 1974, as
     amended   from   time  to  time,   and  the   regulations   and   published
     interpretations thereunder.

          "ERISA Affiliate" means any corporation or trade or business which is a member of the same controlled group of corporations (within the meaning of Section 414(b) of the Code) as the Borrower, which is under common control (within the meaning of Section 414(c) of the Code) with the Borrower, or which is otherwise affiliated with the Borrower (within the meaning of Section 414(m) or Section 414(o) of the Code).

          "Event of Default" has the meaning set forth in Section 11.1.

          "Exchange Act" means the Securities and Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

          "Existing Credit Agreements" has the meaning set forth in Section 6.1(m).

          "Existing Debt" means the Debt listed on Schedule 9.1.

          "Existing LC Guaranty" means that certain Amended and Restated Continuing Guaranty executed by the Borrower in favor of the Issuing Bank, in substantially the form of Exhibit J hereto, as the same may be amended, restated or modified from time to time, pursuant to which the Borrower guaranteed the obligations of the LC Account Party under the Letter of Credit.

          "Existing TC Credit Agreement" has the meaning set forth in Section 6.1(m).

          "Existing  Wells Fargo Credit  Agreement" has the meaning set forth in
     Section 6.1(m).

          "Federal Funds Rate" means, for any day, the rate per annum (rounded upwards, if necessary, to the nearest 1/16 of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day, provided that (a) if the day for which such rate is to be determined is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if such rate is not so published on such next succeeding Business Day, the Federal Funds Rate for any day shall be the average rate charged to Wells Fargo Bank (Texas), National Association on such day on such transactions as determined by the Agent.

          "Fiscal Quarter" means any three (3)-month period ending December 31, March 31, June 30 or September 30.

          "Fiscal Year" means each twelve (12)-month period ending December 31 of each year.

          "Fixed Charge Coverage Ratio" means, for each Fiscal Quarter, the quotient determined by dividing (i) the sum of EBITDA plus rent expense in each case for such Fiscal Quarter and the prior three (3) Fiscal Quarters by (ii) the sum of (a) the aggregate interest expense and rent expense of the Borrower and its consolidated Subsidiaries, plus (b) that portion of Long-Term Debt of the Borrower and its consolidated Subsidiaries that should be classified as current in accordance with GAAP, in each case for such Fiscal Quarter and the prior three (3) Fiscal Quarters.

          "Funded Debt" means, at any particular time, calculated on a consolidated basis for the Borrower and the Subsidiaries in accordance with GAAP, all obligations for borrowed money and Capital Lease Obligations, but excluding all Debt subordinated to the Obligations.

          "GAAP" means generally accepted accounting principles, applied on a consistent basis, as set forth in Opinions of the Accounting Principles Board of the American Institute of Certified Public Accountants and/or in statements of the Financial Accounting Standards Board and/or their respective successors and which are applicable in the circumstances as of the date in question. Accounting principles are applied on a "consistent basis" when the accounting principles applied in a current period are comparable in all material respects to those accounting principles applied in a preceding period.

          "Governmental Authority" means any nation or government, any state or political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory, or administrative functions of or pertaining to government.

          "Guarantee" by any Person means any obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing any Debt or other obligation of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or other obligation (whether arising by virtue of partnership arrangements, by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or
     (b) entered into for the purpose of assuring in any other manner the obligee of such Debt or other obligation of the payment thereof or to protect the obligee against loss in respect thereof (in whole or in part), provided that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.

          "Guarantor" means each and every Subsidiary of Borrower whether now in existence or hereafter created which include but are not limited to those Subsidiaries listed on Schedule 7.14.

          "Guaranty" means the joint and several guaranty of each Guarantor in favor of the Agent, the Issuing Bank and the Lenders, in substantially the form of Exhibit C hereto, as the same may be amended, restated, supplemented or modified from time to time.

          "Hazardous Material" means any substance, product, waste, pollutant, material, chemical, contaminant, constituent, or other material which is or becomes listed, regulated, or addressed under any Environmental Law.

          "Issuing Bank" means, with respect to the Letter of Credit, Wells Fargo Bank (Texas), National Association.

          "LC   Account   Party"   means   Schlotzsky's   National   Advertising
     Association, Inc., a Texas corporation.

          "LC Commitment" means, as to each Lender, the obligation of such Lender to fund draws under the Letter of Credit in an aggregate amount up to but not exceeding the amount set forth opposite the name of such Lender in Schedule 1.1(a) hereto under the heading "LC Commitment."

          "LC Participation" means, with respect to any Lender, at any time, the amount of participating interest held by such Lender (or in the case of the Issuing Bank, other interests) in respect of the Letter of Credit.

          "Lender" has the meaning set forth in the introductory paragraph of this Agreement.

          "Letter of Credit" has the meaning set forth in Section 4.1(a).

          "Letter of Credit Disbursement" means a disbursement by the Issuing Bank to the beneficiary of the Letter of Credit in connection with a drawing thereunder.

          "Letter of Credit Liabilities" means, at any time, the sum of (i) the face amount of the Letter of Credit and (ii) the aggregate amount of all Letter of Credit Disbursements for which the Issuing Bank has not been reimbursed by the Borrower.

          "Leverage Ratio" means, as of any Fiscal Quarter end the ratio of Funded Debt to the sum of (i) EBITDA plus (ii) the amount of the reduction of the royalty payments and franchise fee expense as a result of the Royalty Buy-Back, less (iii) any savings received by the Borrower since the closing of the Royalty Buy-Backs as a result of such Royalty Buy-Backs (for purposes of this calculation, in an amount equal to $100,000 for each Fiscal Quarter), in each case for such Fiscal Quarter and the prior three
     (3) Fiscal Quarters.

          "Lien" means any lien, mortgage, security interest, tax lien, financing statement, pledge, charge, hypothecation, assignment, preference, priority, or other encumbrance of any kind or nature whatsoever (including, without limitation, any conditional sale or title retention agreement), whether arising by contract, operation of law, or otherwise.

          "Loan Documents" means this Agreement, the Notes, the Guaranties, the Borrower Security Agreement, the Borrower Pledge Agreement, the Subsidiary Security Agreement, the Subsidiary Pledge Agreement, the Contribution and Indemnification Agreement, the Existing LC Guaranty, and all other
     promissory  notes,  guaranties,  and  other  instruments,   documents,  and
     agreements now or hereafter executed and delivered pursuant to or in connection with this Agreement, as such instruments, documents, and agreements may be amended, modified, renewed, extended, or supplemented from time to time.

          "Long-Term Debt" means, at any particular time, all Debt of the Borrower and its consolidated Subsidiaries which should be classified as "funded indebtedness" or "long-term indebtedness" in accordance with GAAP.

          "Material Adverse Effect" means a material adverse effect on (a) the business, condition (financial or otherwise), operations, prospects, or properties of the Borrower and the Subsidiaries taken as a whole, or (b) the validity or enforceability of this Agreement or any of the other Loan Documents or the rights or remedies of the Agent, the Issuing Bank or the Lenders hereunder or thereunder. In determining whether any individual event could reasonably be expected to result in a Material Adverse Effect, notwithstanding that such event does not itself have such effect, a Material Adverse Effect shall be deemed to have occurred if the cumulative effect of such event and all other then existing events could reasonably be expected to result in a Material Adverse Effect.

          "Material Debt" has the meaning set forth in Section 11.1(h).

          "Maximum Rate" means, at any time and with respect to any Lender, the maximum rate of interest under applicable law that such Lender may charge the Borrower. The Maximum Rate shall be calculated in a manner that takes into account any and all fees, payments, and other charges in respect of the Loan Documents that constitute interest under applicable law. Each change in any interest rate provided for herein based upon the Maximum Rate resulting from a change in the Maximum Rate shall take effect without notice to the Borrower at the time of such change in the Maximum Rate. For purposes of determining the Maximum Rate under Texas law, the applicable rate ceiling shall be the applicable weekly ceiling described in, and computed in accordance with, Chapter 303 of the Texas Finance Code.

          "Monthly Payment Date" means the first day of each calendar month of each year, the first of which shall be January 1, 2000.

          "Multiemployer  Plan" means a  multiemployer  plan  defined as such in
     Section 3(37) of ERISA to which contributions have been made by the Borrower or any ERISA Affiliate and which is covered by Title IV of ERISA.

          "Net Proceeds" from any disposition of assets means the amount equal to (a) the aggregate gross proceeds of such disposition, less (b) the following: (i) sales or other similar taxes paid or payable by the seller in connection with such disposition, (ii) reasonable broker fees in connection with such disposition, (iii) reasonable legal fees and other reasonable expenses payable by the seller in connection with such disposition and (iv) the amount of any Debt secured by the assets that must be repaid in connection with such disposition so long as it is a Debt permitted under this Agreement.

          "Notes" means, collectively, the Revolving Credit Notes and the Term Notes.

          "Obligated Party" means each Guarantor and any other Person who is or becomes party to any written agreement that guarantees or secures payment and performance of the Obligations or any part thereof.

          "Obligations" means all obligations, indebtedness, and liabilities of the Borrower to the Agent, the Issuing Bank, and the Lenders, or any of them, arising pursuant to any of the Loan Documents and all Deposit and Cash Management Services Obligations, now existing or hereafter arising, whether direct, indirect, related, unrelated, fixed, contingent, liquidated, unliquidated, joint, several, or joint and several, including, without limitation, the obligations, indebtedness, and liabilities of the Borrower under this Agreement, the Notes and the other Loan Documents (including without limitation, all of the Borrower's contingent reimbursement obligations in respect of the Letter of Credit), and all interest accruing thereon and all attorneys' fees and other expenses incurred in the enforcement or collection thereof.

          "PBGC" means the Pension Benefit Guaranty Corporation or any entity succeeding to all or any of its functions under ERISA.

          "Permitted Debt" means (a) the Obligations, (b) Existing Debt and (c) Debt permitted by Section 9.1 of this Agreement.

          "Permitted Liens" means Liens permitted by Section 9.2 of this Agreement.

          "Person"   means  any   individual,   corporation,   business   trust,
     association,   company,  partnership,   limited  liability  company,  joint
     venture, Governmental Authority, or other entity.

          "Plan" means any employee benefit plan (within the meaning of Section 3(3) of ERISA) established or maintained by the Borrower or any ERISA Affiliate within the last six (6) years, or to which the Borrower or any ERISA Affiliate made contributions or was required to make contributions during such six (6) year period, which plan is subject to the provisions of ERISA.

          "Prime Rate" means, at any time, the rate of interest per annum then most recently announced by Wells Fargo Bank, National Association at its principal office in San Francisco as its prime rate, which rate may not be the lowest rate of interest charged by Wells Fargo Bank, National Association to its borrowers. Each change in any interest rate provided for herein based upon the Prime Rate resulting from a change in the Prime Rate shall take effect on the date the change is announced by Wells Fargo Bank, National Association without notice to the Borrower at the time of such change in the Prime Rate.

          "Principal Office" means the principal office of the Agent in Austin, Texas, presently located at 111 Congress Avenue, Suite 300, Austin, Texas 78701.

          "Prohibited Transaction" means any transaction set forth in Section 406 or 407 of ERISA or Section 4975(c)(1) of the Code for which there does not exist a statutory or administrative exemption.

          "Quarterly Certificate" has the meaning set forth in Section 8.1(c).

          "Quarterly Payment Date" means the first day of each January, April, July and October of each year, the first of which shall be January 1, 2000.

          "Register" has the meaning set forth in Section 13.8(d).

          "Regulation D" means Regulation D of the Board of Governors of the Federal Reserve System as the same may be amended or supplemented from time to time.

          "Regulatory Change" means, with respect to any Lender, any change after the date of this Agreement in United States federal, state, or foreign laws or regulations (including Regulation D) or the adoption or making after such date of any interpretations, directives, or requests applying to a class of lenders including such Lender of or under any United States federal or state, or any foreign, laws or regulations (whether or not having the force of law) by any court or governmental or monetary authority charged with the interpretation or administration thereof.

          "Release" means, as to any Person, any release, spill, emission, leaking, pumping, injection, deposit, disposal, disbursement, leaching, or migration of Hazardous Materials into the indoor or outdoor environment or into or out of property owned by such Person, including, without limitation, the movement of Hazardous Materials through or in the air, soil, surface water, ground water, or property in violation of Environmental Laws.

          "Remedial Action" means all actions required to (a) clean up, remove, treat, or otherwise address Hazardous Materials in the indoor or outdoor environment, (b) prevent the Release or threat of Release or minimize the further Release of Hazardous Materials so that they do not migrate or endanger or threaten to endanger public health or welfare or the indoor or outdoor environment, or (c) perform pre-remedial studies and investigations and post-remedial monitoring and care.

          "Reportable Event" means any of the events set forth in Section 4043 of ERISA.

          "Required Lenders" means (i) at any time while no Advances or Letter of Credit Liabilities are outstanding, two or more Lenders having at least sixty-six and two-thirds percent (66-2/3%) of the aggregate amount of the Commitments, and (ii) at any time while Advances or Letter of Credit Liabilities are outstanding, two or more Lenders holding at least sixty-six and two-thirds percent (66-2/3%) of the outstanding aggregate principal amount of the Advances and LC Participations.

          "Revolving Credit Commitment" means, as to each Lender, the obligation of such Lender to make Revolving Credit Loan Advances as described in
     Article II hereunder in an aggregate principal amount at any one time outstanding up to but not exceeding the amount set forth opposite the name of such Lender on Schedule 1.1(a) hereto under the heading "Revolving Credit Commitment", as the same may be reduced pursuant to Section 2.11 or terminated pursuant to Section 2.11 or 11.2.

          "Revolving Credit Loan" means the revolving credit loan made or to be made hereunder to Borrower pursuant to Section 2.1.

          "Revolving Credit Loan Advance" means an Advance under the Revolving Credit Loan.

          "Revolving Credit Loan Termination Date" means 8:00 A.M. San Francisco, California time on September 30, 2000, or such earlier date and time on which the Revolving Credit Commitments terminate as provided in this Agreement.

          "Revolving Credit Notes" means, collectively, the promissory notes of the Borrower payable to the order of the Lenders in the aggregate principal amount of the Revolving Credit Loan, in substantially the form of Exhibit A-1 hereto, and all extensions, renewals, amendments, increases, restatements and modifications thereof.

          "RICO" means the Racketeer Influenced and Corrupt Organization Act of 1970, as amended from time to time.

          "Royalty Buy-Backs" means the purchase from an area developer by the Borrower or any Subsidiary of rights to royalty payments made by the Borrower to such area developer, including, but not limited to, a reduction of an area developer's rights to royalty payments in conjunction with the reduction of all or part of the area developer's service obligations.

          "Subsidiary"means any corporation (or other entity) of which at least a majority of the outstanding shares of stock (or other ownership interests) having by the terms thereof ordinary voting power to elect a majority of the board of directors (or similar governing body) of such corporation (or other entity) (irrespective of whether or not at the time stock (or other ownership interests) of any other class or classes of such corporation (or other entity) shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned or controlled by the Borrower or one or more of the Subsidiaries or by the Borrower and one or more of the Subsidiaries.

          "Subsidiary Pledge Agreement" means that certain pledge agreement executed by each Subsidiary and the Agent in favor of the Agent for the benefit of the Agent, the Issuing Bank and the Lenders, in substantially the form of Exhibit H, as the same may be amended, restated, supplemented or modified from time to time.

          "Subsidiary Security Agreement" means that certain security agreement executed by each Subsidiary and the Agent in favor of the Agent for the benefit of the Agent, the Issuing Bank and the Lenders, in substantially the form of Exhibit I, as the same may be amended, restated, supplemented or modified from time to time.

          "Term Commitment" means, as to each Lender, the obligation of such Lender to make an advance of funds under Section 3.1 in an aggregate principal amount up to but not exceeding the amount set forth opposite the name of such Lender in Schedule 1.1(a) hereto under the heading "Term Commitment", as the same may be terminated pursuant to Section 11.2. The aggregate amount of the Term Commitments of all Lenders equals Twenty Million Dollars ($20,000,000).

          "Term Loan" means, as to any Lender, the Advance made by such Lender pursuant to Section 3.1.

          "Term Notes" means, collectively, the promissory notes of the Borrower payable to the order of the Lenders in the aggregate principal amount of the Term Loan, in substantially the form of Exhibit A-2 hereto, and all extensions, renewals, amendments, increases, restatements and modifications thereto.

          "Termination Date" means 8:00 A.M. San Francisco, California time on December 1, 2004, or such earlier date and time on which the Term Commitments terminate as provided in this Agreement.

          "UCC" means the Uniform Commercial Code as in effect in the State of Texas.

     Section 1.2 Other Definitional Provisions. All definitions contained in this Agreement are equally applicable to the singular and plural forms of the terms defined. The words "hereof", "herein", and "hereunder" and words of similar import referring to this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement. Unless otherwise specified, all Article and Section references pertain to this Agreement. All accounting terms not specifically defined herein shall be construed in accordance with GAAP. Terms used herein that are defined in the UCC, unless otherwise defined herein, shall have the meanings specified in the UCC.

                                   ARTICLE II

                              Revolving Credit Loan

     Section 2.1 Commitments. Subject to the terms and conditions of this Agreement, each Lender severally agrees to make one or more Revolving Credit Loan Advances to the Borrower from time to time from the date hereof to but excluding the Revolving Credit Loan Termination Date in an aggregate principal amount at any time outstanding up to but not exceeding the amount of such Lender's Revolving Credit Commitment as then in effect, provided that the aggregate amount of all Revolving Credit Loan Advances at any time outstanding shall not exceed the Revolving Credit Commitments. Subject to the foregoing limitations, and the other terms and provisions of this Agreement, the Borrower may borrow, repay, and reborrow hereunder the amount of the Revolving Credit Commitments by means of Revolving Credit Loan Advances. Revolving Credit Loan Advances made by each Lender shall be made and maintained at such Lender's Applicable Lending Office.

     Section 2.2 Revolving Credit Notes. The obligation of the Borrower to repay each Lender for Revolving Credit Loan Advances made by such Lender and interest thereon shall be evidenced by a Revolving Credit Note executed by the Borrower, payable to the order of such Lender, in the principal amount of such Lender's Revolving Credit Commitment and dated the date hereof.

     Section 2.3 Repayment of Revolving Credit Loan. The Borrower shall repay the outstanding principal amount of the Revolving Credit Loan on the Revolving Credit Loan Termination Date.

     Section 2.4 Interest. The unpaid principal amount of the Revolving Credit Loan shall bear interest at a varying rate per annum equal from day to day to the lesser of (a) the Maximum Rate, or (b) the Applicable Rate. If at any time the Applicable Rate for any Revolving Credit Loan Advance shall exceed the Maximum Rate, thereby causing the interest accruing on such Revolving Credit Loan Advance to be limited to the Maximum Rate, then any subsequent reduction in the Applicable Rate for such Revolving Credit Loan Advance shall not reduce the rate of interest on such Revolving Credit Loan Advance below the Maximum Rate until the aggregate amount of interest accrued on such Revolving Credit Loan Advance equals the aggregate amount of interest which would have accrued on such Revolving Credit Loan Advance if the Applicable Rate had at all times been in effect. Accrued and unpaid interest on the Revolving Credit Loan Advances shall be due and payable on each Monthly Payment Date and on the Revolving Credit Loan Termination Date. Notwithstanding the foregoing, upon the occurrence and during the continuance of a Default, the outstanding principal amounts of all Revolving Credit Loan Advances and (to the fullest extent permitted by law) any other amounts payable by the Borrower under any Loan Document shall bear interest at the Default Rate at the Required Lenders' option beginning upon the occurrence of such Default or such later date as selected by the Required Lenders. Interest payable at the Default Rate shall be payable from time to time on demand.

     Section 2.5 Revolving Credit Loan Borrowing Procedure. The Borrower shall provide to the Agent a telephone request of each requested Revolving Credit Loan Advance not later than 11:00 A.M. San Francisco, California time on the Business Day that is at least one (1) Business Day before the requested date of each Revolving Credit Loan Advance, which telephone request shall be promptly confirmed by delivery of a written Advance Request Form via facsimile to the Agent not later than 1:00 P.M. on the same date of such telephone request, which Advance Request Form shall specify: (a) the requested date of such Revolving Credit Loan Advance (which shall be a Business Day) and (b) the amount of such Revolving Credit Loan Advance; provided, however, with respect to the initial requested Revolving Credit Loan Advance which will be the date of this Agreement, Borrower shall give the Agent such Advance Request Form on the requested date of such initial Revolving Credit Loan Advance. Each Revolving Credit Loan Advance shall be in a minimum principal amount of Five Hundred Thousand Dollars ($500,000) or in greater increments of One Hundred Thousand Dollars ($100,000). The Borrower shall not request, and the Lenders shall not be obligated to make, more than four (4) Revolving Credit Loan Advances each calendar month. The Agent shall notify each Lender of the contents of each such notice promptly. Not later than 11:00 A.M. San Francisco, California time on the date specified for each Revolving Credit Loan Advance hereunder, each Lender will make available to the Agent at the Principal Office in immediately available funds, for the account of the Borrower, its pro rata share of each Revolving Credit Loan Advance. After the Agent's receipt of such funds and subject to the other terms and conditions of this Agreement, the Agent will make each Revolving Credit Loan Advance available to the Borrower by depositing the same, in immediately available funds, in an account of the Borrower (designated by the Borrower) maintained with the Agent at the Principal Office. All notices by the Borrower under this Section shall be irrevocable and shall be given not later than 9:00 A.M. San Francisco, California time on the day which is not less than the number of Business Days specified above for such notice.

     Section 2.6 Use of Proceeds. The proceeds of Revolving Credit Loan Advances shall be used by the Borrower to refinance the indebtedness of the Borrower pursuant to the Existing Wells Fargo Credit Agreement, for working capital in the ordinary course of business and other general corporate purposes.

     Section 2.7 Commitment Fees. The Borrower agrees to pay to the Agent for the account of the Lenders a Commitment Fee (herein so called) on the average daily unused amount of each Lender's Revolving Credit Commitment for the period from and including the date of this Agreement to and including the Revolving Credit Loan Termination Date, at the Commitment Fee Rate, based on a 360 day year and the actual number of days elapsed. The accrued Commitment Fee shall be payable in arrears on each Quarterly Payment Date and on the Revolving Credit Loan Termination Date.

     Section 2.8 Determination of Base Rate Margin. The Base Rate Margin shall be defined and determined as follows:

          "Base Rate Margin" shall mean (i) during the period commencing on the date hereof and ending on but not including the first Adjustment Date, zero percent (0%) per annum, and (ii) during each period, from and including one Adjustment Date to but excluding the next Adjustment Date (herein a "Calculation Period"), the percent per annum set forth in the table below in this Section 2.8 under the heading "Base Rate Margin" opposite the Debt to EBITDA Ratio calculated for the completed four (4) Fiscal Quarters which immediately preceded the beginning of the applicable Calculation Period.

                  ===========================================================
                        Debt to EBITDA Ratio               Base Rate Margin
                        --------------------               ----------------
                  Greater than or equal to 4.0 to 1.0                 0%
                  -----------------------------------------------------------
                  Greater than 3.0 to 1.0 but less
                  than 4.0 to 1.0                                 -0.25%
                  -----------------------------------------------------------
                  Greater than 2.0 to 1.0 but less
                  than or equal to 3.0 to 1.0                     -0.50%
                  -----------------------------------------------------------
                  Less than or equal to 2.0 to 1.0                -0.75%
                  ===========================================================

          Upon delivery of the Quarterly Certificate pursuant to Section 8.1(c) commencing with such Quarterly Certificate delivered at the end of the Fiscal Quarter ending on December 31, 1999, the Base Rate Margin shall automatically be adjusted as set forth in the table above, such automatic adjustment to take effect as of the first Business Day after the receipt by the Agent of the related Quarterly Certificate (each such Business Day when the Base Rate Margin is adjusted pursuant to this sentence or below, herein an "Adjustment Date"). If the Borrower fails to deliver such Quarterly Certificate which so sets forth the Debt to EBITDA Ratio within the period of time required by Section 8.1(c), the Base Rate Margin shall automatically be adjusted to the highest applicable percentage set forth in the grid above, such automatic adjustment to take effect as of the first Business Day after the last day on which the Borrower was required to deliver the applicable Quarterly Certificate in accordance with Section 8.1(c) and to remain in effect until subsequently adjusted in accordance herewith upon the delivery of a Quarterly Certificate.

     Section 2.9 Reduction or Termination of Revolving Credit Commitments.

                  (a) Optional. The Borrower shall have the right to terminate in whole or reduce in part the unused portion of the Revolving Credit Commitments upon at least five (5) Business Days prior notice (which notice shall be irrevocable) to the Agent and each Lender specifying the effective date thereof, whether a termination or reduction is being made, and the amount of any partial reduction, provided that each partial reduction shall be in the amount of Five Million Dollars ($5,000,000) or an integral multiple thereof, and the Borrower shall simultaneously prepay the amount by which the unpaid principal amount of the Revolving Credit Loan Advances exceeds the Revolving Credit Commitments (after giving effect to such notice) plus accrued and unpaid interest on the principal amount so prepaid. The Revolving Credit Commitments may not be reinstated after they have been terminated or reduced.

          (b) Mandatory.

               (i) On the date the Borrower or any Subsidiary receives funds from mortgages on restaurants owned by the Borrower or any of its Subsidiaries, the Revolving Credit Commitments shall automatically be reduced by the amount of such funds received, and the Borrower shall simultaneously prepay the amount by which the unpaid principal amount of the Revolving Credit Loan Advances exceeds the Revolving Credit Commitments (after giving effect to such reduction) plus accrued and unpaid interest on the principal amount so prepaid.

               (ii) Upon receipt of the Net Proceeds from the sale of any restaurants or stores owned by the Borrower or any Subsidiary, the Revolving Credit Commitments shall automatically be reduced by the amount of the Net Proceeds, and the Borrower shall simultaneously prepay the amount by which the unpaid principal amount of the
          Revolving Credit Loan Advances exceeds the Revolving Credit Commitments (after giving effect to such reduction) plus accrued and unpaid interest on the principal amount so prepaid.

               (iii) Upon receipt by the Agent of the report in accordance  with
          Section 8.1(l), the Revolving Credit Commitments shall automatically be reduced by an amount equal to the difference between $5,000,000 and the money actually used to finance the Royalty Buy-Backs as reflected on such report, and the Borrower shall simultaneously prepay the amount by which the unpaid principal amount of the Revolving Credit Loan Advances exceeds the Revolving Credit Commitments (after giving effect to such reduction) plus accrued and unpaid interest on the principal amount so prepaid.

               (iv) On March 31, 2000, the Revolving Credit Commitments shall automatically be reduced by the amount equal to Five Million Dollars ($5,000,000) less the amount of any reductions in the Revolving Credit Commitments as of such date pursuant to clauses (i), (ii) and (iii) above, and the Borrower shall simultaneously prepay the amount by which the unpaid principal amount of the Revolving Credit Loan Advances exceeds the Revolving Credit Commitments (after giving effect to such reduction) plus accrued and unpaid interest on the principal amount so prepaid.

                                   ARTICLE III

                                    Term Loan

     Section 3.1 Term Commitments. Subject to the terms and conditions of this Agreement, each Lender severally agrees to make an Advance to the Borrower in the amount of its Term Commitment on the Closing Date.

     Section 3.2 Notes. The Term Loan made by a Lender shall be evidenced by a single promissory note of the Borrower in substantially the form of Exhibit A-2 hereto, payable to the order of such Lender in a principal amount equal to its Term Commitment as originally in effect and otherwise duly completed.

     Section 3.3 Repayment of Term Loan. The Borrower shall pay to the Agent for the account of the Lenders the outstanding principal amount of the Term Loan as follows:

          (a) Fifty-nine (59) consecutive monthly installments shall be due and payable on each Monthly Payment Date commencing January 1, 2000 and continuing until and including November 1, 2004, each installment to be in an amount equal to Three Hundred Thirty-Three Thousand Three Hundred Thirty-Three and 33/100 Dollars ($333,333.33); and

          (b) One (1) final installment in the amount of all outstanding principal of the Term Loan due and payable on the Termination Date.

     Section 3.4 Interest. The unpaid principal amount of the Term Loan shall bear interest at a varying rate per annum equal from day to day to the lesser of
(a) the Maximum Rate, or (b) the Applicable Rate. If at any time the Applicable Rate for the Term Loan shall exceed the Maximum Rate, thereby causing the interest accruing on the Term Loan to be limited to the Maximum Rate, then any subsequent reduction in the Applicable Rate for the Term Loan shall not reduce the rate of interest on the Term Loan below the Maximum Rate until the aggregate amount of interest accrued on the Term Loan equals the aggregate amount of interest which would have accrued on the Term Loan if the Applicable Rate had at all times been in effect. Accrued and unpaid interest on the Term Loan shall be due and payable on each Monthly Payment Date and on the Termination Date. Notwithstanding the foregoing, upon the occurrence and during the continuance of a Default, the outstanding principal amounts of the Term Loan (and to the fullest extent permitted by law) any other amounts payable by the Borrower under any Loan Document shall bear interest at the Default Rate at the Required Lenders' option beginning upon the occurrence of such Default or such later date as selected by the Required Lenders. Interest payable at the Default Rate shall be payable from time to time on demand.

     Section 3.5 Term Loan Borrowing Procedure. The Borrower shall give the Agent notice by means of an Advance Request Form of the requested Term Loan on the requested date of the Term Loan which will be the date of this Agreement. The Agent shall notify each Lender of the contents of such notice promptly. Not later than 11:00 A.M., San Francisco, California time on the date specified for the Term Loan, each Lender will make available to the Agent at the Principal Office in immediately available funds, for the account of the Borrower, its pro rata share of the Term Loan. After the Agent's receipt of such funds and subject to the other terms and conditions of this Agreement, the Agent will make the Term Loan available to the Borrower by depositing the same, in immediately available funds, in an account of the Borrower (designated by the Borrower) maintained with the Agent at the Principal Office. The notice by the Borrower under this Section shall be irrevocable and shall be given not later than 9:00 A.M., San Francisco, California time on the requested date of the Term Loan.

     Section 3.6 Term Loan Fee. The Borrower shall pay to the Agent for the account of the Lenders a term loan fee in an amount equal to Fifty Thousand Dollars ($50,000), which term loan fee shall be due and payable as of the date hereof.

     Section 3.7 Use of Proceeds. The proceeds of the Term Loan shall be used by the Borrower to refinance the indebtedness of the Borrower pursuant to the Existing TC Credit Agreement and to provide financing for Royalty Buy-Backs.


                                   ARTICLE IV

                                Letter of Credit

     Section 4.1 Letter of Credit.

          (a) Subject to the terms and conditions of this Agreement, the Issuing Bank agrees to keep outstanding on the date hereof the standby letter of credit for the account of the LC Account Party which was issued by the Issuing Bank and which is further described on Schedule 1.1(b) (the "Letter of Credit"). The Borrower has guaranteed the full and prompt payment and performance of the obligations of the LC Account Party under the Letter of Credit pursuant to the Existing LC Guaranty. Notwithstanding anything to the contrary contained in this Agreement, the Issuing Bank shall not extend the expiration date of the Letter of Credit without the prior written consent of all of the Lenders.

          (b) Without any further action on the part of the Issuing Bank or any of the Lenders in respect thereof, the Issuing Bank hereby grants to each Lender and each Lender hereby acquires from the Issuing Bank a participation in the Letter of Credit and the related Letter of Credit Liabilities, effective upon the date hereof without recourse or warranty, equal to such Lender's pro rata share (based on the Revolving Credit Commitments) of the Letter of Credit and Letter of Credit Liabilities. In furtherance of the foregoing, each Lender hereby absolutely and unconditionally agrees to pay to the Issuing Bank, as and when required by
     Section 4.3, such Lender's pro rata share of each Letter of Credit Disbursement. Each Lender acknowledges and agrees that its obligation to acquire participations pursuant to this Section 4.1(b) in respect of the Letter of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including without limitation the occurrence and continuance of any Default, and that each such payment shall be made without any offset, abatement, withholding, or reduction whatsoever. This agreement to grant and acquire participations is an agreement between the Issuing Bank and the Lenders, and neither Borrower, the LC Account Party nor the beneficiary of the Letter of Credit shall be entitled to rely thereon. Borrower agrees that each Lender purchasing a participation from the Issuing Bank pursuant to this Section 4.1(b) may exercise all its rights to payment against Borrower pursuant to the Existing LC Guaranty including the right of setoff, with respect to such participation as fully as if such Lender were the direct creditor of Borrower in the amount of such participation.

          (c) The Issuing Bank agrees with each Lender that it shall transfer to such Lender, without any offset, abatement, withholding, or reduction whatsoever, such Lender's proportionate share of any payment of a reimbursement obligation of Borrower with respect to a Letter of Credit Disbursement, including interest payments made to the Issuing Bank on such Letter of Credit Disbursement, based on the proportion that the payment made by such Lender to the Issuing Bank in respect of the principal amount of such Letter of Credit Disbursement bears to the outstanding principal amount of such Letter of Credit Disbursement.

     Section 4.2 Presentment and Reimbursement. (a) Promptly upon receipt of any documents purporting to represent a demand for payment under the Letter of Credit, the Issuing Bank shall give notice to Borrower of the receipt thereof, which notice may be telephonic. If the Issuing Bank shall have determined that a demand for payment under the Letter of Credit appears on its face to be in conformity with the terms and conditions of the Letter of Credit, the Issuing Bank shall give notice to Borrower, which notice may be telephonic, of the receipt and amount of such drawing and the date on which payment thereon will be made. If Borrower shall not have discharged in full by 8:00 A.M., San Francisco, California time on the date of such payment, its obligation to reimburse the Issuing Bank pursuant to the Existing LC Guaranty in the amount of such drawing under the Letter of Credit, then the amount of such drawing for which the Issuing Bank shall not have been reimbursed by Borrower or the LC Account Party shall be paid by Borrower to the Issuing Bank or, to the extent the Issuing Bank shall have received payments with respect to such drawing from the Lenders, to the Issuing Bank for the account of the Lenders, within three (3) Business Days after the date of such drawing, together with interest on such amount at the Default Rate from the date of payment by the Issuing Bank to the beneficiary under the Letter of Credit (each such payment made after 8:00 A.M., San Francisco, California time on such due date to be deemed to be made on the next succeeding Business Day). The obligations of Borrower under this Section 4.2 and the Existing LC Guaranty shall be unconditional, absolute, and irrevocable in all respects.

     Section 4.3 Payment. If the Issuing Bank shall pay any draft presented under the Letter of Credit and if neither the Borrower nor the LC Account Party shall have discharged in full its respective reimbursement obligation by 8:00
A.M., San Francisco, California time on the date of such Letter of Credit Disbursement, then the Issuing Bank shall as promptly as practicable give telephonic (which shall be promptly confirmed in writing) or facsimile notice to each Lender of the date of such payment and the amount of such payment and each Lender shall pay to the Issuing Bank, in immediately available funds, not later than 1:00 P.M., San Francisco, California time on the date of such payment (or, if Issuing Bank shall notify the Lenders of such payment after 9:00 A.M., San Francisco, California time, then not later than 10:00 A.M., San Francisco, California time on the next succeeding Business Day), an amount equal to such Lender's pro rata share of such drawing; provided that, if any Lender shall for any reason fail to pay the Issuing Bank its pro rata share of the drawing on the date of such payment, the Issuing Bank shall itself fund such Lender's pro rata share while retaining the right to proceed against such Lender for reimbursement therefor. In the event that the Issuing Bank shall fund a Lender's pro rata share of a drawing, the amount so funded shall bear interest at a rate per annum equal to the Federal Funds Rate and shall be payable by such Lender when it reimburses the Issuing Bank for funding its pro rata part (with interest to accrue from and including the date of such funding to and excluding the date of reimbursement). In the event that a Lender, after notice, pays its pro rata share of a drawing hereunder and such payment is not required to fund a Letter of Credit Disbursement, the Issuing Bank shall return such payment to the Lender with interest calculated at a rate per annum equal to the Federal Funds Rate (with interest to accrue from and including the date of such funding to and excluding the date of return). The obligation of each Lender to pay to the Issuing Bank such Lender's pro rata part of any drawing under the Letter of Credit shall be absolute and unconditional under any and all circumstances, and such obligations shall be several and not joint.

     Section 4.4 Letter of Credit Fee. The Agent has received (i) for the account of the Issuing Bank, a nonrefundable issuing fee of $325, and (ii) a nonrefundable letter of credit fee of $49,675, which letter of credit fee shall be paid by the Agent to each Lender other than the Issuing Bank in an amount equal to (a) the quotient of such Lender's LC Commitment divided by the face amount of the Letter of Credit, multiplied by (b) the quotient of the number of days beginning as of the date hereof through and including the expiration date of the Letter of Credit, divided by the number of days beginning as of the actual issuance date of the Letter of Credit through and including the expiration date of the Letter of Credit with the remainder of such letter of credit fee to be paid to the Issuing Bank. In addition, the Borrower shall pay, or shall cause to be paid, to the Issuing Bank, solely for its own account as issuer of the Letter of Credit, nonrefundable fronting, amendment, transfer, negotiation and other fees as determined in accordance with the Issuing Bank's current fee policy, a copy of which has been provided to the Borrower.

     Section 4.5 Obligations Absolute. The obligations of Borrower under this Agreement and the other Loan Documents (including without limitation the obligation of Borrower to reimburse the Issuing Bank for draws under the Letter of Credit) shall be absolute, unconditional, and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement and the other Loan Documents under all circumstances whatsoever, including without limitation the following circumstances:

          (a) Any lack of validity or enforceability of the Letter of Credit or any other Loan Document;

          (b) Any amendment or waiver of or any consent to departure from any Loan Document;

          (c) The existence of any claim, set-off, counterclaim, defense or other rights which Borrower, any Obligated Party, the LC Account Party or any other Person may have at any time against any beneficiary of the Letter of Credit, the Issuing Bank, any Lender, the Agent, or any other Person, whether in connection with this Agreement or any other Loan Document or any unrelated transaction;

          (d) Any statement, draft, or other document presented under the Letter of Credit proving to be forged, fraudulent, invalid, or insufficient in any respect or any statement therein being untrue or inaccurate in any respect whatsoever;

          (e) Payment by the Issuing Bank under the Letter of Credit against presentation of a draft or other document which does not comply with the terms of the Letter of Credit; or

          (f) Any other circumstance or happening whatsoever, whether or not similar to any of the foregoing.

     Section 4.6 Limitation of Liability. Borrower assumes all risks of the acts or omissions of the beneficiary of the Letter of Credit with respect to its use of the Letter of Credit. Neither the Issuing Bank, the Lenders, the Agent, nor any of their officers or directors shall have any responsibility or liability to Borrower, the LC Account Party or any other Person for: (a) the failure of any draft to bear any reference or adequate reference to the Letter of Credit, or the failure of any documents to accompany any draft at negotiation, or the failure of any Person to surrender or to take up the Letter of Credit or to send documents apart from drafts as required by the terms of the Letter of Credit, or the failure of any Person to note the amount of any instrument on the Letter of Credit, each of which requirements, if contained in the Letter of Credit itself, it is agreed may be waived by the Issuing Bank, (b) errors, omissions, interruptions, or delays in transmission or delivery of any messages, (c) the validity or genuineness of any draft or other document, or any endorsement(s) thereon, even if any such draft, document or endorsement should in fact prove to be in any and all respects invalid, fraudulent, or forged or any statement therein is untrue or inaccurate in any respect, (d) the payment by the Issuing Bank to the beneficiary of the Letter of Credit against presentation of any draft or other document that does not comply with the terms of the Letter of Credit, or (e) any other circumstance whatsoever in making or failing to make any payment under the Letter of Credit in good faith. Borrower shall have a claim against the Issuing Bank, and the Issuing Bank shall be liable to Borrower, to the extent of any direct, but not consequential, damages suffered by Borrower which Borrower proves in a final nonappealable judgment were caused by (i) the Issuing Bank's willful misconduct or gross negligence in determining whether documents presented under the Letter of Credit complied with the terms thereof or (ii) the Issuing Bank's willful or grossly negligent failure to pay under the Letter of Credit after presentation to it of documents strictly complying with the terms and conditions of the Letter of Credit. The Issuing Bank may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary.

                                    ARTICLE V

                                    Payments

     Section 5.1 Method of Payment. Except as provided in Article IV, all payments of principal, interest, and other amounts to be made by the Borrower under this Agreement and the other Loan Documents shall be made to the Agent at the Principal Office for the account of each Lender's Applicable Lending Office in Dollars and in immediately available funds, without setoff, deduction, or counterclaim, not later than 11:00 A.M., San Francisco, California time on the date on which such payment shall become due (each such payment made after such time on such due date to be deemed to have been made on the next succeeding Business Day). The Borrower shall, at the time of making each such payment, specify to the Agent the sums payable by the Borrower under this Agreement and the other Loan Documents to which such payment is to be applied (and in the event that the Borrower fails to so specify, or if an Event of Default has occurred and is continuing, the Agent may apply such payment to the Obligations in such order and manner as it may elect in its sole discretion, subject to
Section 5.4 hereof). Each payment received by the Agent under this Agreement or any other Loan Document for the account of a Lender shall be paid by the Agent to such Lender, in immediately available funds, for the account of such Lender's Applicable Lending Office within one (1) Business Day following receipt thereof. Whenever any payment under this Agreement or any other Loan Document shall be stated to be due on a day that is not a Business Day, such payment may be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of the payment of interest and the Commitment Fee, as the case may be.

     Section 5.2 Voluntary Prepayment. The Borrower may, upon at least one (1) Business Days prior notice to the Agent, voluntarily prepay the Revolving Credit Loan Advances in whole at any time or from time to time in part without premium or penalty but with accrued interest to the date of prepayment on the amount so prepaid, provided that (a) each partial prepayment shall be in the principal amount of Five Hundred Thousand Dollars ($500,000) or greater increments of One Hundred Thousand Dollars ($100,000) and (b) Borrower may not voluntarily prepay the Revolving Credit Loan Advances more than three (3) times each calendar month. The Borrower may, upon at least one (1) Business Day's prior notice to the Agent, voluntarily prepay the Term Loan in whole at any time or from time to time in part without premium or penalty but with accrued interest to the date of prepayment on the amount so prepaid, provided that (a) each partial prepayment shall be in the principal amount of Five Hundred Thousand Dollars ($500,000) or greater increments of One Hundred Thousand Dollars ($100,000), (b) each partial prepayment shall be applied in inverse order of maturity to the last maturing installments of principal, and (c) Borrower may not voluntarily prepay the Term Loan more than one (1) time each calendar month; All notices under this Section shall be irrevocable and shall be given not later than 9:00 A.M. San Francisco, California, time on the day which is not less than the number of Business Days specified above for such notice.

     Section 5.3 Mandatory Prepayments.

          (a) If at any time the amount equal to the outstanding principal amount of all Revolving Credit Loan Advances exceeds the aggregate amount of the Revolving Credit Commitments, the Borrower shall promptly prepay the outstanding Revolving Credit Loan Advances by the amount of the excess.

          (b) After any reduction in the Revolving Credit Commitments pursuant to Section 2.9, the Borrower shall promptly prepay the outstanding
     Revolving Credit Loan Advances by the amount by which the outstanding principal amount of the Revolving Credit Loan Advances exceeds the aggregate amount of the Revolving Credit Commitments, as reduced.

     Section 5.4 Pro Rata Treatment. Except to the extent otherwise provided herein: (a) each Revolving Credit Loan Advance shall be made by the Lenders under Section 2.1, each payment of the Commitment Fee under Section 2.7, the Term Loan shall be made by the Lenders under Section 3.1 and each payment of the Letter of Credit fee under Section 4.4 (except as provided therein) shall be made for the account of the Lenders, and each termination or reduction of the Revolving Credit Commitments under Section 2.9 shall be applied to the Revolving Credit Commitments of the Lenders, pro rata according to the respective Revolving Credit Commitments; (b) any and all other monies received by the Agent from any source other than pursuant to any of clause (a) hereinabove (including, without limitation, from the Borrower, any Guarantor or the LC Account Party) to be applied against the Obligations shall be for the pro rata benefit and account of the Lenders based upon each Lender's aggregate outstanding Revolving Credit Loan Advances, Term Loan and LC Participations to the aggregate outstanding Revolving Credit Loan Advances, Term Loan and LC Participations of all Lenders; provided however, if no Advances are outstanding and so long as the Letter of Credit is outstanding, any remaining amounts shall be retained as Collateral in an amount equal to one hundred and ten percent (110%) of the available amount to be drawn under the Letter of Credit; and (c) the Lenders shall purchase from the Issuing Bank pursuant to Section 4.1 participations in the Letter of Credit and the related Letter of Credit Liabilities, pro rata in accordance with their LC Commitments.

     Section 5.5 Non-Receipt of Funds by the Agent. Unless the Agent shall have been notified by a Lender or the Borrower (the "Payor") prior to the date on which such Lender is to make payment to the Agent hereunder or the Borrower is to make a payment to the Agent for the account of one or more of the Lenders, as the case may be (such payment being herein called the "Required Payment"), which notice shall be effective upon receipt, that the Payor does not intend to make the Required Payment to the Agent, the Agent may assume that the Required Payment has been made and may, in reliance upon such assumption (but shall not be required to), make the amount thereof available to the intended recipient on such date and, if the Payor has not in fact made the Required Payment to the Agent, (a) the recipient of such payment shall, on demand, pay to the Agent the amount made available to it together with interest thereon in respect of the period commencing on the date such amount was so made available by the Agent until the date the Agent recovers such amount at a rate per annum equal to (i) if recovered from a Lender, at the Federal Funds Rate for such period and (ii) if recovered from the Borrower, the rate of interest applicable to the respective Advance, as determined pursuant to Sections 2.4, 3.4 and 4.2 and (b) Agent shall be entitled to offset against any and all sums to be paid to such recipient, the amount calculated in accordance with the foregoing clause (a).

     Section 5.6 Withholding Taxes. All payments by the Borrower of principal of and interest on the Advances and in reimbursement of draws under the Letter of Credit and of all fees and other amounts payable under any Loan Document are payable without deduction for or on account of any present or future taxes, duties or other charges levied or imposed by the United States of America or by the government of any jurisdiction outside the United States of America or by any political subdivision or taxing authority of or in any of the foregoing through withholding or deduction with respect to any such payments. If any such taxes, duties or other charges are so levied or imposed, the Borrower will pay additional interest or will make additional payments in such amounts so that every net payment of principal of and interest on the Advances and of all other amounts payable by it under any Loan Document, after withholding or deduction for or on account of any such present or future taxes, duties or other charges, will not be less than the amount provided for herein or therein, provided that the Borrower shall have no obligation to pay such additional amounts to any Lender to the extent that such taxes, duties, or other charges are levied or imposed by reason of the failure of such Lender to comply with the provisions of
Section 5.7. The Borrower shall furnish promptly to the Agent for distribution to each affected Lender, as the case may be, official receipts evidencing any such withholding or reduction.

     Section 5.7 Withholding Tax Exemption. Each Lender that is not incorporated under the laws of the United States of America or a state thereof agrees that it will deliver to the Borrower and the Agent two (2) duly completed copies of United States Internal Revenue Service Form 1001 or 4224, certifying in either case that such Lender is entitled to receive payments from the Borrower under any Loan Document without deduction or withholding of any United States federal income taxes. Each Lender which so delivers a Form 1001 or 4224 further undertakes to deliver to Borrower and the Agent two (2) additional copies of such form (or a successor form) on or before the date such form expires or becomes obsolete or after the occurrence of any event requiring a change in the most recent form so delivered by it, and such amendments thereto or extensions or renewals thereof as may be reasonably requested by the Borrower or the Agent, in each case certifying that such Lender is entitled to receive payments from the Borrower under any Loan Document without deduction or withholding of any United States federal income taxes, unless an event (including without limitation any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Lender from duly completing and delivering any such form with respect to it and such Lender advises the Borrower and the Agent that it is not capable of receiving such payments without any deduction or withholding of United States federal income tax.

     Section 5.8 Computation of Interest. Interest on the Advances and all other amounts payable by the Borrower hereunder shall be computed on the basis of a year of 360 days and the actual number of days elapsed (including the first day but excluding the last day) unless such calculation would result in a usurious rate, in which case interest shall be calculated on the basis of a year of 365 or 366 days, as the case may be.

     Section 5.9 Additional Costs in Respect of Letter of Credit. If as a result of any Regulatory Change there shall be imposed, modified, or deemed applicable any tax, reserve, special deposit, or similar requirement against or with respect to or measured by reference to the Letter of Credit issued, and the result shall be to increase the cost to the Issuing Bank of issuing or maintaining the Letter of Credit or reduce any amount receivable by the Issuing Bank hereunder in respect of the Letter of Credit (which increase in cost, or reduction in amount receivable, shall be the result of the Issuing Bank's reasonable allocation of the aggregate of such increases or reductions resulting from such event), then, upon demand by the Issuing Bank, the Borrower agrees to pay, or shall cause to be paid, to the Issuing Bank, from time to time as specified by the Issuing Bank, such additional amounts as shall be sufficient to compensate the Issuing Bank for such increased costs or reductions in amount. A statement as to such increased costs or reductions in amount incurred by the Issuing Bank, submitted by the Issuing Bank to the Borrower, shall be conclusive as to the amount thereof, provided that the determination thereof is made on a reasonable basis.

     Section 5.10 Capital Adequacy. If after the date hereof, any Lender shall have determined that the adoption or implementation after the date hereof of any applicable law, rule, or regulation regarding capital adequacy (including, without limitation, any law, rule, or regulation implementing the Basle Accord), or any change therein, or any change in the interpretation or administration thereof by any central bank or other Governmental Authority charged with the interpretation or administration thereof, or compliance by such Lender (or its parent) with any guideline, request, or directive regarding capital adequacy (whether or not having the force of law) of any central bank or other Governmental Authority (including, without limitation, any guideline or other requirement implementing the Basle Accord), has or would have the effect of reducing the rate of return on such Lender's (or its parent's) capital as a consequence of its obligations hereunder or the transactions contemplated hereby to a level below that which such Lender (or its parent) could have achieved but for such adoption, implementation, change or compliance (taking into consideration such Lender's policies with respect to capital adequacy) by an amount deemed by such Lender to be material, then from time to time, within ten
(10) Business Days after demand by such Lender (with a copy to the Agent), the Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender (or its parent) for such reduction. A certificate of such Lender claiming compensation under this Section in reasonable detail and setting forth the additional amount or amounts to be paid to it hereunder shall be conclusive, provided that the determination thereof is made on a reasonable basis. In determining such amount or amounts, such Lender may use any reasonable averaging and attribution methods. With respect to each demand by a Lender under this Section 5.10, no Lender shall have the right to demand compensation for amounts attributable to any reduction in such Lender's rate of return occurring at any time before the date which is three (3) months prior to the date such Lender gives such demand for compensation to the Borrower.

                                   ARTICLE VI

                              Conditions Precedent

     Section 6.1 Initial Extension of Credit. The obligation of each Lender to make its initial Advance is subject to the condition precedent that the Agent shall have received on or before the day of such Advance all of the following, each dated (unless otherwise indicated) the date hereof, in form and substance satisfactory to the Agent:

          (a) Resolutions. Resolutions of the Board of Directors of the Borrower and each Guarantor certified by its Secretary or an Assistant Secretary which authorize the execution, delivery, and performance of the Loan Documents to which it is or is to be a party.

          (b) Incumbency Certificate. A certificate of incumbency certified by the Secretary or an Assistant Secretary of the Borrower and each Guarantor certifying the names of each of its officers (i) who are authorized to sign the Loan Documents to which such Person is or is to be a party (including the certificates contemplated herein) together with specimen signatures of such officers and (ii) who will, until replaced by other officers duly authorized for that purpose, act as the representative of such Person for the purposes of signing documentation and giving notices and other communications in connection with this Agreement and the transactions contemplated hereby.

          (c)  Articles  of  Incorporation.   The  articles  or  certificate  of
     incorporation of the Borrower and each Guarantor certified by the Secretary of State of the state of its incorporation and dated a current date.

          (d) Bylaws. The bylaws of the Borrower and each Guarantor certified by the Secretary or an Assistant Secretary.

          (e) Governmental Certificates. Certificates of the appropriate government officials of the state of incorporation of the Borrower and each Guarantor as to its existence and good standing and certificates of appropriate government officials of each state in which the Borrower and the Guarantor is required to qualify to do business, as to the Borrower's and each such Guarantor's qualification to do business and good standing in such state, all dated a current date.

          (f) Notes. The Notes executed by the Borrower.

          (g) Guaranty. A Guaranty executed by each Guarantor.

          (h) Collateral Documents and Collateral. The Borrower Pledge Agreement and the Borrower Security Agreement executed by the Borrower; the Subsidiary Pledge Agreement and the Subsidiary Security Agreement executed by each Guarantor; certificates representing the capital stock of the Subsidiaries pledged pursuant to the Borrower Pledge Agreement together with undated stock powers duly executed in blank; certificates representing the capital stock of the Subsidiaries pledged pursuant to the Subsidiary Pledge Agreement together with undated stock powers duly executed in blank; UCC, tax and judgment Lien search reports listing all documentation on file against Borrower and each Guarantor in the office of the Secretary of State of Texas and Secretary of State of Georgia and executed documentation as Agent may deem necessary to perfect or protect its Liens, including, without limitation, financing statements under the UCC.

          (i) Termination of Liens. Duly executed UCC-3 termination statements and such other documentation as shall be necessary to terminate or release all Liens on the property of the Borrower and the Guarantors other than those permitted by Section 9.2.

          (j) Contribution and Indemnification Agreement. A Contribution and Indemnification Agreement executed by the Borrower and the Guarantors.

          (k) Opinion of Counsel. A favorable opinion of legal counsel to the Borrower and each Guarantor satisfactory to the Agent, as to such matters as the Agent or the Required Lenders may reasonably request.

          (l) Attorneys' Fees and Expenses. Evidence that the costs and expenses (including attorneys' fees) referred to in Section 13.1, to the extent incurred, shall have been paid in full by the Borrower.

          (m) Termination Agreements. Termination agreements confirming the prior credit facilities provided pursuant to (i) that certain Credit Agreement dated as of June 27,1997, by and between the Borrower and Wells Fargo Bank (Texas), National Association, as the same has been amended, restated or modified from time to time (the "Existing Wells Fargo Credit
     Agreement"), and (ii) that certain Credit Agreement (the "Existing TC Credit Agreement") dated April 9, 1999, by and between the Borrower and Texas Capital Bank, National Association, as the same has been amended, restated or modified from time to time (collectively, the Existing Wells Fargo Credit Agreement and the Existing TC Credit Agreement are referred to as the "Existing Credit Agreements"), shall be terminated and paid in full effective as of the date hereof.

          (n) Existing LC Guaranty. The Existing LC Guaranty executed by the Borrower.

     Section 6.2 All Extensions of Credit. The obligation of each Lender to make any Advance (including the initial Advance) is subject to the following additional conditions precedent:

          (a) Advance Request Form. The Agent shall have received, in accordance with Section 2.5 and 3.5, an Advance Request Form executed by an authorized officer of the Borrower;

          (b) No Default or Event of Default. No Default or Event of Default shall have occurred and be continuing, or would result from such Advance.

          (c) Representations and Warranties. All of the representations and warranties contained in Article VII hereof and in the other Loan Documents shall be true and correct in all material respects on and as of the date of such Advance with the same force and effect as if such representations and warranties had been made on and as of such date except to the extent such representations and warranties speak to a specific date;

          (d) No Material Adverse Effect. Neither any Material Adverse Effect or any material adverse change in the financial or capital markets shall have occurred since the date of the most recent financial statements delivered to the Agent and the Lenders pursuant to Section 8.1 hereof; and

          (e) Additional Documentation. The Agent shall have received such additional approvals, opinions, or documents as the Agent or its legal counsel, Winstead Sechrest & Minick P.C., may request.

Each request for an Advance by the Borrower hereunder shall constitute a representation and warranty by the Borrower that the conditions precedent set forth in Sections 7.2(b), 7.2(c) and 7.2(d) have been satisfied (both as of the date of such request and, unless the Borrower otherwise notifies the Agent prior to the date of such Advance, as of the date of such Advance).

                                   ARTICLE VII

                         Representations and Warranties

     To induce the Agent, the Issuing Bank, and the Lenders to enter into this Agreement, the Borrower represents and warrants to the Agent, the Issuing Bank, and the Lenders that:

     Section  7.1  Existence.   The  Borrower  and  each  Subsidiary  (a)  is  a
corporation (or other entity as set forth on Schedule 7.14) duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation or organization; (b) has all requisite power and authority to own its assets and carry on its business as now being or as proposed to be conducted; and (c) is qualified to do business in all jurisdictions in which the nature of its business makes such qualification necessary. Each of the Borrower and each Guarantor have the power and authority to execute, deliver, and perform its obligations under the Loan Documents to which it is or may become a party.

     Section 7.2 Financial Statements. The Borrower has delivered to the Agent audited consolidated financial statements of the Borrower and its Subsidiaries as at and for the fiscal year ended December 31, 1998, and unaudited consolidated financial statements of the Borrower and its Subsidiaries for the nine-month period ended September 30, 1999. Such financial statements are true and correct, have been prepared in accordance with GAAP, and fairly and accurately present, on a consolidated basis, the financial condition of the Borrower and its Subsidiaries as of the respective dates indicated therein and the results of operations for the respective periods indicated therein. As of the date hereof, neither the Borrower nor any of its Subsidiaries has any material contingent liabilities, liabilities for taxes, unusual forward or long-term commitments, or unrealized or anticipated losses from any unfavorable commitments except as referred to or reflected in such financial statements, and there has been no Material Adverse Effect since the effective date of the most recent financial statements referred to in this Section.

     Section 7.3 Action; No Breach. The execution, delivery, and performance by the Borrower and each Guarantor of the Loan Documents to which it is or may become a party, and compliance with the terms and provisions hereof and thereof have been duly authorized by all requisite action on the part of the Borrower and each Guarantor and do not and will not (a) violate or conflict with, or result in a breach of, or require any consent, other than such consents which have been obtained and copies of which have been provided to the Agent, under
(i) the articles of incorporation or bylaws or the applicable organizational documents of the Borrower or any Guarantor, (ii) any applicable law, rule, or regulation or any order, writ, injunction, or decree of any Governmental
Authority or arbitrator, or (iii) any agreement or instrument to which the Borrower or any of the Guarantors is a party or by which any of them or any of their property is bound or subject, or (b) constitute a default under any such agreement or instrument, or result in the creation or imposition of any Lien upon any of the revenues or assets of the Borrower or any Guarantor.

     Section 7.4 Operation of Business. The Borrower and each of its Subsidiaries possess all licenses, permits, franchises, patents, copyrights, trademarks, and tradenames, or rights thereto, necessary to conduct their respective businesses substantially as now conducted and as presently proposed to be conducted except where such failure would not have a Material Adverse Effect, and the Borrower and each of its Subsidiaries are not in violation of any valid rights of others with respect to any of the foregoing except where such failure would not have a Material Adverse Effect.

     Section 7.5 Litigation and Judgments. There is no action, suit, investigation, or proceeding before or by any Governmental Authority or arbitrator pending, or to the knowledge of the Borrower, threatened against or affecting the Borrower or any Subsidiary, that is reasonably expected to have a Material Adverse Effect. As of the date hereof, there are no outstanding judgments against the Borrower or any Subsidiary.

     Section 7.6 Rights in Properties; Liens. The Borrower and each Subsidiary have good and indefeasible title to or valid leasehold interests in their respective properties and assets, real and personal, including the properties, assets, and leasehold interests reflected in the financial statements described in Section 7.2, and none of the properties, assets, or leasehold interests of the Borrower or any Subsidiary is subject to any Lien, except as permitted by
Section 9.2.

     Section 7.7 Enforceability. The Loan Documents to which the Borrower or a Guarantor is a party, when delivered, shall constitute the legal, valid, and binding obligations of the Borrower or such Guarantor, as applicable, enforceable against the Borrower or such Guarantor, as applicable, in accordance with their respective terms, except as limited by bankruptcy, insolvency, or other laws of general application relating to the enforcement of creditors' rights and general principles of equity.

     Section 7.8 Approvals. No authorization, approval, or consent of, and no filing or registration with, any Governmental Authority or third party is or will be necessary for the execution, delivery, or performance by the Borrower of this Agreement and by the Borrower or any Guarantor of the other Loan Documents to which the Borrower or such Guarantor, as applicable, is or may become a party or for the validity or enforceability thereof.

     Section 7.9 Debt. The Borrower and the Subsidiaries have no Debt, except as permitted by Section 9.1.

     Section 7.10 Taxes. The Borrower and each Subsidiary have filed all tax returns (federal, state, and local) required to be filed, including all income, franchise, employment, property, and sales tax returns, and have paid all of their respective liabilities for taxes, assessments, governmental charges, and other levies that are due and payable other than those being contested in good faith by appropriate proceedings diligently pursued for which adequate reserves have been established. The Borrower knows of no pending investigation of the Borrower or any Subsidiary by any taxing authority or of any pending but unassessed tax liability of the Borrower or any Subsidiary.

     Section 7.11 Use of Proceeds; Margin Securities. Neither the Borrower nor any Subsidiary is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulations T, U, or X of the Board of Governors of the Federal Reserve System), and no part of the proceeds of any Advance will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying margin stock.

     Section 7.12 ERISA. The Borrower, each Subsidiary, ERISA Affiliate, and each Plan are in compliance with all applicable provisions of ERISA and the Code except for events of noncompliance that will not have a Material Adverse Effect. Each Benefit Arrangement is in compliance with all applicable laws, including, without limitation, the Code, except for events of noncompliance that will not have a Material Adverse Effect. Neither a Reportable Event nor a Prohibited Transaction has occurred or is continuing with respect to any Plan. No notice of intent to terminate a Plan has been filed, nor has any Plan been terminated. No circumstances exist which constitute grounds entitling the PBGC to institute proceedings to terminate, or appoint a trustee to administer, a Plan, nor has the PBGC instituted any such proceedings. Neither the Borrower nor any ERISA Affiliate has completely or partially withdrawn from a Multiemployer Plan. The Borrower and each ERISA Affiliate have met their minimum funding requirements under ERISA with respect to all of their Plans, and no "accumulated funding deficiency" (for which an excise tax is due or would be due in the absence of a waiver) as defined in Section 412 of the Code or Section 302(a)(2) of ERISA, whichever may apply, has been incurred with respect to any Plan, whether or not waived. The present value of all benefits under each Plan do not exceed the fair market value of all Plan assets allocable to such benefits, determined on a termination basis as of the most recent valuation date of the Plan and in accordance with ERISA. Neither the Borrower nor any ERISA Affiliate has incurred any liability to the PBGC under ERISA. Neither the Borrower nor any ERISA Affiliate is subject to any lien imposed under Section 412(n) of the Code or
Section 302(f) or 4068 of ERISA, whichever may apply, with respect to any Plan. Neither the Borrower nor any ERISA Affiliate is required to provide security to a Plan under Section 401(a)(29) of the Code. Neither the Borrower nor any ERISA Affiliate has engaged in a transaction described in Section 4069 of ERISA.

     Section 7.13 Disclosure. All factual information (taken as a whole) furnished by or on behalf of the Borrower in writing to the Agent, the Issuing Bank or any Lender (including, without limitation, all information contained in the Loan Documents) for purposes of or in connection with this Agreement, the other Loan Documents or any transaction contemplated herein or therein is, and all other such factual information (taken as a whole) hereafter furnished by or on behalf of the Borrower to the Agent, the Issuing Bank or any Lender, will be true and accurate in all material respects on the date as of which such information is dated or certified and not incomplete by omitting to state any fact necessary to make such information (taken as a whole) not misleading in any material respect at such time in light of the circumstances under which such information was provided.

     Section 7.14 Subsidiaries. As of the date hereof, the Borrower has no Subsidiaries other than those listed on Schedule 7.14 hereto, and Schedule 7.14
(a) sets forth the type of each Subsidiary listed thereon, (b) sets forth the jurisdiction of incorporation or organization of each Subsidiary, and the percentage of the Borrower's ownership of the outstanding voting stock or other ownership interests of each Subsidiary, and with respect to each Subsidiary that is a corporation, the authorized, issued and outstanding capital stock of such Subsidiary. All of the outstanding capital stock of each corporate Subsidiary has been validly issued, is fully paid, and is nonassessable. There are no outstanding subscriptions, options, warrants, calls, or rights to acquire, and no outstanding securities or instruments convertible into, capital stock of any Subsidiary except as listed on Schedule 7.14.

     Section 7.15 Agreements. Except as disclosed in the financial statements provided to the Agent, the Issuing Bank, and each Lender prior to the date of this Agreement, neither the Borrower nor any Subsidiary is a party to any indenture, loan, or credit agreement, or to any lease or other agreement or instrument, or subject to any charter or corporate restriction. Neither the Borrower nor any Subsidiary is in default in the performance, observance, or fulfillment of any of the obligations, covenants, or conditions contained in any agreement or instrument material to its business to which it is a party.

     Section 7.16 Compliance with Laws. Neither the Borrower nor any Subsidiary is in violation of any law, rule, regulation, order, or decree of any Governmental Authority or arbitrator.

     Section  7.17  Investment   Company  Act.  Neither  the  Borrower  nor  any
Subsidiary is an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

     Section 7.18 Public Utility Holding Company Act. Neither the Borrower nor any Subsidiary is a "holding company"' or a "subsidiary company" of a "holding company" or an "affiliate" of a "holding company" or a "public utility" within the meaning of the Public Utility Holding Company Act of 1935, as amended.

     Section 7.19 Environmental Matters. Except for those matters which will not have a Material Adverse Effect:

          (a) The Borrower, each Subsidiary, and all of their respective properties, assets, and operations are in full compliance with all Environmental Laws. The Borrower is not aware of, nor has the Borrower received notice of, any past, present, or future conditions, events, activities, practices, or incidents which may interfere with or prevent the compliance or continued compliance of the Borrower and the Subsidiaries with all Environmental Laws;

          (b) The Borrower and each Subsidiary have obtained all permits, licenses, and authorizations that are required under applicable Environmental Laws, and all such permits are in good standing and the Borrower and the Subsidiaries are in compliance with all of the terms and conditions of such permits;

          (c) No Hazardous Materials exist on, about, or within or have been used, generated, stored, transported, disposed of on, or Released from any of the properties or assets of the Borrower or any Subsidiary. The use which the Borrower and the Subsidiaries make and intend to make of their respective properties and assets will not result in the use, generation, storage, transportation, accumulation, disposal, or Release of any Hazardous Material on, in, or from any of their properties or assets except in compliance with Environmental Laws;

          (d) Neither the Borrower nor any of the Subsidiaries nor any of their respective currently or previously owned or leased properties or operations is subject to any outstanding or threatened order from or agreement with any Governmental Authority or other Person or subject to any judicial or docketed administrative proceeding with respect to (i) failure to comply with Environmental Laws, (ii) Remedial Action, or (iii) any Environmental Liabilities arising from a Release or threatened Release;

          (e) There are no conditions or circumstances associated with the currently or previously owned or leased properties or operations of the Borrower or any of the Subsidiaries that could reasonably be expected to give rise to any Environmental Liabilities;

          (f) Neither the Borrower nor any of the Subsidiaries is a treatment, storage, or disposal facility requiring a permit under the Resource
     Conservation and Recovery Act, 42 U.S.C. ss. 6901 et seq., regulations thereunder or any comparable provision of state law. The Borrower and the Subsidiaries are in compliance with all applicable financial responsibility requirements of all Environmental Laws;

          (g) Neither the Borrower nor any of the Subsidiaries has filed or failed to file any notice required under applicable Environmental Law reporting a Release; and

          (h) No Lien arising under any Environmental Law has attached to any property or revenues of the Borrower or the Subsidiaries.

                                  ARTICLE VIII

                               Positive Covenants

     The Borrower covenants and agrees that, as long as the Obligations or any part thereof are outstanding or any Lender has any Commitment hereunder, the Borrower will perform and observe the following positive covenants:

     Section 8.1 Reporting Requirements. The Borrower will furnish to the Agent, the Issuing Bank, and each Lender:

          (a) Annual Financial Statements. As soon as available, and in any event within one hundred twenty (120) days after the end of each Fiscal Year of the Borrower and the Subsidiaries, beginning with the Fiscal Year ending December 31, 1999, a copy of the annual audited financial statements of the Borrower and the Subsidiaries for such fiscal year containing, on a consolidated and consolidating basis, balance sheets and statements of income, retained earnings, and cash flow as at the end of such Fiscal Year and for the 12-month period then ended, in each case setting forth in comparative form the figures for the preceding Fiscal Year, all in reasonable detail and audited and certified by independent certified public accountants of recognized standing acceptable to the Agent, to the effect that such report has been prepared in accordance with GAAP;

          (b) Prepared Form 10-K Report. As soon as available, and in any event within one hundred twenty (120) days after the end of each Fiscal Year of the Borrower and the Subsidiaries, beginning with the Fiscal Year ending December 31, 1999, a copy of the annual report on the Form 10-K as filed with the Securities and Exchange Commission, all as prepared by independent certified public accountants of recognized standing acceptable to the Agent, together with all exhibits, schedules, and annexes attached thereto;

          (c) Quarterly Certificate. As soon as available, and in any event within forty-five (45) days, after the end of each Fiscal Quarter of the Borrower and the Subsidiaries, beginning with the Fiscal Quarter ending December 31, 1999, a certificate (the "Quarterly Certificate") of the chief financial officer of the Borrower (i) stating that to the best of such officer's knowledge, no Default has occurred and is continuing, or if a Default has occurred and is continuing, a statement as to the nature thereof and the action that is proposed to be taken with respect thereto, and (ii) showing in reasonable detail the most recent Fiscal Quarter calculations demonstrating compliance with Article X;

          (d) Form 10-Q Report. As soon as available, and in any event within forty-five (45) days after the end of each Fiscal Quarter (except for the Fiscal Quarter ending as of the end of a Fiscal Year) of the Borrower and the Subsidiaries, beginning with the Fiscal Quarter ending March 31, 2000, a copy of the quarterly report on Form 10-Q as filed with the Securities and Exchange Commission, together with all exhibits, schedules and annexes attached thereto;

          (e) Projections. As soon as available, and in any event not later than the first day of each December of each year, beginning December 1, 2000, projections of consolidated financial statements of the Borrower and its Subsidiaries for the upcoming Fiscal Year;

          (f) Management Letters. Promptly upon receipt thereof, a copy of any management letter or written report provided in lieu of a management letter submitted to the Borrower or any Subsidiary by independent certified public accountants with respect to the business, condition (financial or otherwise), operations, prospects, or properties of the Borrower or any Subsidiary;

          (g) Notice of Litigation. Promptly after the commencement thereof, notice of all actions, suits, and proceedings before any Governmental Authority or arbitrator affecting the Borrower or any Subsidiary which, if determined adversely to the Borrower or such Subsidiary, could reasonably be expected to have a Material Adverse Effect;

          (h) Notice of Default. As soon as possible and in any event within ten
     (10) days after the Borrower knows of the occurrence of each Default, a written notice setting forth the details of such Default and the action that the Borrower has taken and proposes to take with respect thereto;

          (i) ERISA Reports. Promptly after the filing or receipt thereof, copies of all reports, including annual reports, and notices which the Borrower or any ERISA Affiliate files with or receives from the PBGC or the U.S. Department of Labor under ERISA; and as soon as possible and in any event within five (5) days after the Borrower or any ERISA Affiliate knows or has reason to know that any Reportable Event or Prohibited Transaction has occurred with respect to any Plan or that the PBGC or the Borrower or any Subsidiary or any ERISA Affiliate has instituted or will institute proceedings under Title IV of ERISA to terminate any Plan, a certificate of the chief financial officer of the Borrower setting forth the details as to such Reportable Event or Prohibited Transaction or Plan termination and the action that the Borrower proposes to take with respect thereto;

          (j) Notice of Material Adverse Effect. As soon as possible and in any event within ten (10) days after the Borrower knows of the occurrence thereof, written notice of any matter that could reasonably be expected to have a Material Adverse Effect;

          (k) Proxy Statements, Etc. As soon as available, one copy of each financial statement, report, notice or proxy statement sent by the Borrower or any Subsidiary to its stockholders generally and one copy of each regular, periodic or special report, registration statement, or prospectus filed by the Borrower or any Subsidiary with any securities exchange or the Securities and Exchange Commission or any successor agency;

          (l) Buy-Back Report. As soon as available, and in any event on or before January 15, 2000, a report detailing (i) the prices and terms of all Royalty Buy-Backs which have been completed and closed as of such date,
     (ii) the amount of cash payments paid by the Borrower and the Subsidiaries in connection with such Royalty Buy-Backs, and (iii) the amount of seller financing received by the Borrower and the Subsidiaries in connection with such Royalty Buy-Backs; and

          (m) General Information. Promptly, such other information concerning the Borrower or any Subsidiary as the Agent or any Lender may from time to time reasonably request.

     Section 8.2 Maintenance of Existence; Conduct of Business. The Borrower will preserve and maintain, and will cause each Subsidiary to preserve and maintain, its corporate (or partnership) existence and all of its leases, privileges, licenses, permits, franchises, qualifications, and rights that are necessary or desirable in the ordinary conduct of its business, except where the failure to do so does not and will not have a Material Adverse Effect. The
Borrower will conduct, and will cause each Subsidiary to conduct, its business in an orderly and efficient manner in accordance with good business practices customary in the industry in which the Borrower and the Subsidiaries are engaged.

     Section 8.3 Maintenance of Properties. The Borrower will maintain, keep, and preserve, and cause each Subsidiary to maintain, keep, and preserve, all of its properties (tangible and intangible) necessary or useful in the proper conduct of its business in good working order and condition (ordinary wear and tear excepted), except where the failure to do so does not and will not have a Material Adverse Effect.

     Section 8.4 Taxes and Claims. The Borrower will pay or discharge, and will cause each Subsidiary to pay or discharge, at or before maturity or before becoming delinquent (a) all taxes, levies, assessments, and governmental charges imposed on it or its income or profits or any of its property, and (b) all lawful claims for labor, material, and supplies, which, if unpaid, might become a Lien upon any of its property; provided, however, that neither the Borrower nor any Subsidiary shall be required to pay or discharge any tax, levy, assessment, or governmental charge which is being contested in good faith by appropriate proceedings diligently pursued, and for which adequate reserves have been established.

     Section 8.5 Insurance. The Borrower will maintain, and will cause each of the Subsidiaries to maintain, insurance with financially sound and reputable insurance companies in such amounts and covering such risks as is usually carried by corporations engaged in similar businesses and owning similar properties in the same general areas in which the Borrower and the Subsidiaries operate, provided that in any event the Borrower will maintain and cause each Subsidiary to maintain workmen's compensation insurance, property insurance, comprehensive general liability insurance and products liability insurance, satisfactory to the Agent.

     Section 8.6 Inspection Rights. At any time and from time to time, the Borrower will permit, and will cause each Subsidiary to permit, representatives of the Agent and each Lender to examine, copy, and make extracts from its books and records, and, upon reasonable notice so long as no Default has occurred and is continuing, to visit and inspect its properties, and to discuss its business, operations, and financial condition with its officers, employees, and independent certified public accountants.

     Section 8.7 Keeping Books and Records. The Borrower will maintain, and will cause each Subsidiary to maintain, proper books of record and account in which full, true, and correct entries in conformity with GAAP shall be made of all dealings and transactions in relation to its business and activities.

     Section 8.8 Compliance with Laws. The Borrower will comply, and will cause each Subsidiary to comply, in all material respects with all applicable laws, rules, regulations, orders, and decrees of any Governmental Authority or arbitrator.

     Section 8.9 Compliance with Agreements. The Borrower will comply, and will cause each Subsidiary to comply, in all material respects with all agreements, contracts, and instruments binding on it or affecting its properties or business.

     Section 8.10 Further Assurances; Subsidiary Guaranty, Subsidiary Pledge Agreement, Subsidiary Security Agreement and Contribution and Indemnification Agreement. The Borrower will, and will cause each Subsidiary to, execute and deliver such further agreements and instruments and take such further action as may be reasonably requested by the Agent to carry out the provisions and purposes of this Agreement and the other Loan Documents. Without limiting the foregoing, upon the creation or acquisition of any Subsidiary, the Borrower shall (a) provide written notice of such event to the Agent within five (5) Business Days following the date the Borrower has knowledge thereof and (b) cause each such wholly-owned, Domestic Subsidiary (hereinafter defined) to execute and deliver supplements to the Guaranty, the Subsidiary Pledge Agreement, the Subsidiary Security Agreement, the Contribution and Indemnification Agreement, and such other documentation as the Agent may request to cause such wholly-owned, Domestic Subsidiary to evidence or otherwise implement the pledge of Collateral for, and the guaranty of, the Obligations contemplated by the Guaranty, the Subsidiary Pledge Agreement, the Subsidiary Security Agreement, or the Contribution and Indemnification Agreement within thirty (30) calendar days following the date the Borrower has knowledge thereof. If any Subsidiary is created or acquired after the date hereof, the Borrower shall execute and deliver to the Agent (a) an amendment to Schedule 7.14 to this Agreement (which only needs the signature of the Agent to be effective if the only change is the addition of the new Subsidiary), (b) the Borrower shall execute and deliver to the Agent an amendment to the Borrower Pledge Agreement pledging as Collateral thereunder (1) all the stock of or other ownership interests in the new Subsidiary owned by Borrower if the Subsidiary is directly owned by the Borrower and is domestically organized ("Domestic Subsidiary") and
(2) all, but not more than sixty-six percent (66%) of the total outstanding stock of or other ownership interests in the new Subsidiary owned by Borrower if the Subsidiary is directly owned by the Borrower and is not domestically organized ("Foreign Subsidiary"), (c) the then existing Subsidiaries shall execute and deliver to the Agent an amendment to the Subsidiary Pledge Agreement pledging as Collateral thereunder (1) all the stock of or other ownership interests in the new Subsidiary owned by the then existing Subsidiaries if such new Subsidiary is directly owned by any other Subsidiary and is a Domestic Subsidiary and (2) all, but not more than sixty-six percent (66%) of the total outstanding stock of or other ownership interests in the new Subsidiary owned by the then existing Subsidiaries if such new Subsidiary is a Foreign Subsidiary,
(d) the Borrower and the then existing Subsidiaries shall deliver the certificates representing such stock or other ownership interests in the new Subsidiary to the Agent together with undated stock or other powers duly executed in blank, and (e) any other documents which would have otherwise been required to be delivered to the Agent, the Issuing Bank and the Lenders if such Subsidiary had been a Subsidiary as of the date hereof.

     Section 8.11 ERISA. The Borrower will comply, and will cause each Subsidiary and each ERISA Affiliate to comply, with all minimum funding requirements, and all other material requirements of ERISA, if applicable, so as not to give rise to any liability thereunder which could reasonably be expected to have a Material Adverse Effect.

     Section 8.12 Year 2000 Compliance. Borrower shall and shall cause each Subsidiary to, perform all acts reasonably necessary to ensure that (i) Borrower and each Subsidiary and any business in which Borrower or a Subsidiary holds a substantial interest, and (ii) all customers, suppliers and vendors that are material to Borrower's and each Subsidiary's business, become Year 2000 Compliant in a timely manner. Such acts shall include, without limitation, performing a comprehensive review and assessment of all of Borrower's and each Subsidiary's systems and adopting a detailed plan, for the remediation, monitoring and testing of such systems. As used in this paragraph, "Year 2000 Compliant" shall mean, in regard to any entity, that all software, hardware, firmware, equipment, goods or systems utilized by or material to the business operations or financial condition of such entity, will properly perform date sensitive functions before, during and after the year 2000. Borrower shall, immediately upon request, provide to the Agent such certifications or other evidence of Borrower's and each Subsidiary's compliance with the terms of this paragraph as the Agent may from time to time require.

                                   ARTICLE IX
                               Negative Covenants

     The Borrower covenants and agrees that, as long as the Obligations or any part thereof are outstanding or any Lender has any Commitment hereunder, the Borrower will perform and observe the following negative covenants:

     Section 9.1 Debt. The Borrower will not incur, create, assume, or permit to exist, and will not permit any Subsidiary to incur, create, assume, or permit to exist, any Debt, except:

          (a) Debt to the Lenders and the Issuing Bank pursuant to the Loan Documents;

          (b) Debt listed on Schedule 9.1;

          (c) Debt not to exceed $1,000,000 in the aggregate at any time outstanding secured by purchase money Liens permitted by Section 9.2; and

          (d) Intercompany Debt among the Borrower and the wholly-owned domestic Subsidiaries; provided that the obligations of each obligor of such Debt shall be subordinated in right of payment to the Obligations from and after such time as any portion of the Obligations shall become due and payable (whether at stated maturity, by acceleration or otherwise) and shall have such other terms and provisions as the Agent may reasonably require.

     Section 9.2 Limitation on Liens. The Borrower will not incur, create, assume, or permit to exist, and will not permit any Subsidiary to incur, create, assume, or permit to exist, any Lien upon any of its property, assets, or revenues, whether now owned or hereafter acquired, except:

          (a) Liens disclosed on Schedule 9.2 hereto and Liens in favor of the Agent for the benefit of the Agent, the Issuing Bank and the Lenders pursuant to the Loan Documents;

          (b) Liens for taxes, assessments, or other governmental charges which are not delinquent or which are being contested in good faith and for which adequate reserves have been established;

          (c) Liens of mechanics, materialmen, warehousemen, carriers, landlords or other similar statutory Liens securing obligations that are not yet due and are incurred in the ordinary course of business;

          (d) Liens resulting from good faith deposits to secure payments of workmen's compensation or other social security programs or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, contracts (other than for payment of Debt), or leases made in the ordinary course of business;

          (e) Purchase money Liens securing Permitted Debt described in Section 9.1; provided that, the Debt secured by any such Lien encumbers only the asset so purchased;

          (f) Encumbrances consisting of minor easements or other restrictions on the use of real property that do not (individually or in the aggregate) materially affect the value of the assets encumbered thereby or materially impair the ability of the Borrower or the Subsidiaries to use such assets in their respective businesses, and none of which is violated in any material respect by existing or proposed structures or land use;

          (g) Liens arising from filing UCC financing statements regarding leases not prohibited by this Agreement; and

          (h) Encumbrances consisting of zoning restrictions on the use of real property that would not have a Material Adverse Effect.

Neither Borrower nor any Subsidiary shall enter into or assume any agreement (other than the Loan Documents) prohibiting the creation or assumption of any Lien upon its properties or assets whether now owned or hereafter acquired; provided that in connection with the creation of purchase money Liens permitted hereby, the Borrower or the Subsidiary may agree that it will not permit any other Liens to encumber the assets subject to such purchase money Lien. Further, Borrower will not and will not permit any Subsidiaries directly or indirectly to create or otherwise cause or suffer to exist to become effective any consensual encumbrance or restriction of any kind on the ability of any Subsidiary to: (i) pay dividends or make any other distribution on any of such Subsidiaries' capital stock owned by Borrower or any Subsidiary of Borrower; (ii) subject to subordination provisions pay any Debt owed to Borrower or any other Subsidiary;
(iii) make loans or advances to Borrower or any other Subsidiary; or (iv) transfer any of its properties or assets to Borrower or any other Subsidiary not restricted hereby.

     Section 9.3 Mergers, Etc. The Borrower will not, and will not permit any Subsidiary to become a party to a merger or consolidation, or to purchase or otherwise acquire all or a substantial part of the business or assets of any Person or any shares or other equity interest of any Person other than the new Subsidiaries to be formed as more specifically described on Schedule 9.3 (whether or not certificated), or wind-up, dissolve, or liquidate itself; provided that, (i) a Subsidiary may wind-up, dissolve or liquidate if no Default exists or would result therefrom and its assets are transferred to Borrower or another Subsidiary; (ii) any Subsidiary may merge with and into Borrower if Borrower is the surviving entity and no Default exists or would result therefrom; (iii) any Subsidiary may merge with and into any such Subsidiary if such Subsidiary is the surviving entity, no Default exists or would result therefrom and Section 8.10 is complied with; and (iv) the Borrower or a Subsidiary may make investments permitted under Section 9.5 hereof.

     Section 9.4 Restricted Payments. The Borrower will not, and will not permit any Subsidiary, to directly or indirectly declare, order, pay, make or set apart any sum for (a) any dividend or other distribution, direct or indirect, on account of any shares of any class of stock or other equity interest of the Borrower or any Subsidiary now or hereafter outstanding; (b) any redemption, conversion, exchange, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any shares of any class of stock or other equity interest of Borrower or any Subsidiary now or hereafter outstanding; provided however, Borrower or any Subsidiary may purchase any shares or other equity interest of the Borrower or such Subsidiary, respectively, in an aggregate amount not to exceed $1,000,000, so long as no Default has occurred and is continuing or would result from such purchase; or
(c) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares of any class of stock or other equity interest of the Borrower or any of the Subsidiaries now or hereafter outstanding except that the Subsidiaries of the Borrower may make, declare and pay dividends and make other distributions with respect to their common stock.

     Section 9.5 Investments. The Borrower will not make, and will not permit any Subsidiary to make or permit to remain outstanding, any advance, loan, extension of credit, or capital contribution to or investment in any Person, or purchase or own any stock, bonds, notes, debentures, or other securities of any Person, or be or become a joint venturer with or partner of any Person, except:

          (a) readily marketable direct obligations of the United States of America or any agency thereof with maturities of one year or less from the date of acquisition;

          (b) fully insured certificates of deposit with maturities of one year or less from the date of acquisition issued by any commercial bank operating in the United States of America having capital and surplus in excess of Fifty Million Dollars ($50,000,000);

          (c) commercial paper of a domestic issuer if at the time of purchase such paper is rated in one of the two highest rating categories of Standard and Poor's Corporation or Moody's Investors Service, Inc.;

          (d) investments in Subsidiaries existing on the date of this Agreement and investments in the new Subsidiaries to be formed as more specifically described on Schedule 9.3;

          (e) loans to Schlotzsky's National Advertising Association, Inc. not to exceed $7,000,000 in the aggregate at any time outstanding and loans to Schlotzsky's N.A.M.F., Inc. not to exceed $500,000 in the aggregate at any time outstanding; provided that such loans are evidenced by promissory notes, which original promissory notes shall be endorsed and delivered to the Agent in accordance with the Loan Documents;

          (f) loans and advances to employees as more specifically  described on
     Schedule 9.5(f) and any additional loans to employees so long as (i) such loans to any one employee shall not exceed $50,000 in the aggregate at any time outstanding and (ii) the aggregate outstanding amount of all such additional loans shall not exceed $150,000 at any time; and

          (g) investments as described on Schedule 9.5(g).

     Section 9.6 Limitation on Issuance of Capital Stock. The Borrower will not permit any of its Subsidiaries to, at any time issue, sell, assign, or otherwise dispose of (a) any of its capital stock (or any equivalent interest therein),
(b) any securities exchangeable for or convertible into or carrying any rights to acquire any of its capital stock (or any equivalent interest therein), or (c) any option, warrant, or other right to acquire any of its capital stock (or any equivalent interest therein).

     Section 9.7 Transactions With Affiliates. The Borrower will not enter into, and will not permit any Subsidiary to enter into, any transaction, including, without limitation, the purchase, sale, or exchange of property or the rendering of any service, with any Affiliate of the Borrower or such Subsidiary, except in the ordinary course of and pursuant to the reasonable requirements of the Borrower's or such Subsidiary's business and upon fair and reasonable terms no less favorable to the Borrower or such Subsidiary than would be obtained in a comparable arm's-length transaction with a Person not an Affiliate of the Borrower or such Subsidiary, it being expressly provided that (a) compensation granted to officers of the Borrower or such Subsidiary by the Board of Directors or a committee thereof will not be considered a violation of this provision and
(b) the granting of a long-term license of foreign Trademarks by the Borrower or any Subsidiary to any new Subsidiary described on Schedule 9.3 at less than an arm's-length negotiated price will not be considered a violation of this provision.

     Section 9.8 Disposition of Assets. The Borrower will not sell, lease, assign, transfer, or otherwise dispose (collectively "Dispositions") of any of its assets, or permit any Subsidiary to do so with any of its assets, except for Dispositions in the ordinary course of business, and except as described on
Schedule 9.8.

     Section 9.9 Sale and Leaseback. The Borrower will not, and will not permit any Subsidiary to, enter into any arrangement with any Person pursuant to which it leases from such Person real or personal property that has been or is to be sold or transferred, directly or indirectly, by it to such Person.

     Section 9.10 Nature of Business. The Borrower will not, and will not permit any Subsidiary to, engage in any business other than the businesses in which they are engaged on the date hereof and businesses related or incidental thereto.

     Section 9.11 Environmental Protection. The Borrower will not, and will not permit any of its Subsidiaries to, (a) use any of their respective properties or assets for the handling, processing, storage, transportation, or disposal of any Hazardous Material, (b) generate any Hazardous Material, (c) conduct any activity that is likely to cause a Release or threatened Release of any Hazardous Material, or (d) otherwise conduct any activity or use any of their respective properties or assets, in each case described in clauses (a) through
(d) above in any manner that is likely to violate any Environmental Law or create any Environmental Liabilities for which the Borrower or any of its Subsidiaries would be responsible.

     Section 9.12 Accounting. The Borrower will not, and will not permit any of its Subsidiaries to, change its Fiscal Year or make any change in accounting treatment or reporting practices, except as permitted by GAAP and disclosed to the Agent.

     Section 9.13 Prepayment of Debt. Except for refinancings of any Debt existing as of the date hereof under like or better terms, the Borrower will not, and will not permit any Subsidiary to, prepay any Debt except the Obligations.

                                    ARTICLE X

                               Financial Covenants

     The Borrower covenants and agrees that, as long as the Obligations or any part thereof are outstanding or any Lender has any Commitment hereunder, the Borrower will perform and observe the following financial covenants:

     Section 10.1 Consolidated Working Capital. As of the last day of any Fiscal Quarter, the Borrower will for the applicable Fiscal Quarter end indicated in the table below maintain a Consolidated Working Capital of not less than the amount set forth in the table below:

        ===================================================================
                               Period                  Minimum Consolidated
                                                          Working Capital
        -------------------------------------------------------------------
        Fiscal Quarter ending September 30, 1999            $12,000,000
        -------------------------------------------------------------------
        Fiscal Quarter ending December 31, 1999             $15,000,000
        -------------------------------------------------------------------
        Fiscal Quarter ending March 31, 2000                $15,000,000
        -------------------------------------------------------------------
        Fiscal Quarter ending June 30, 2000                 $20,000,000
        -------------------------------------------------------------------
        Fiscal Quarter ending September 30, 2000            $25,000,000
        and thereafter
        ===================================================================


     Section 10.2 Leverage Ratio. As of the last day of any Fiscal Quarter, the Borrower will during the periods indicated maintain a Leverage Ratio of not greater than (a) 3.50 to 1.00 from the date hereof through and including
December 31, 1999, (b) 3.00 to 1.00 from January 1, 2000 through and including September 30, 2000, (c) 2.75 to 1.00 from October 1, 2000 through and including September 30, 2001, (d) 2.50 to 1.00 thereafter.

     Section 10.3 Consolidated Net Worth. As of the last day of any Fiscal Quarter, beginning with the Fiscal Quarter ending December 31, 1999, the Borrower will maintain Consolidated Net Worth in an amount not less than (a) Seventy-Seven Million Dollars ($77,000,000) plus (b) an amount equal to seventy-five percent (75%) of Consolidated Net Income (not less than zero (0) dollars [$0.00]) for the immediately preceding Fiscal Quarter.

     Section 10.4 Fixed Charge Coverage Ratio. As of the last day of any Fiscal Quarter, the Borrower will during the periods indicated maintain a Fixed Charge Coverage Ratio for the preceding four (4) Fiscal Quarters then ended of not less than (a) 1.50 to 1.00 from the date hereof through and including September 30, 2000 and (b) thereafter 1.75 to 1.00.

     Section 10.5 Capital Expenditures. Beginning January 1, 2000, Borrower will not permit the aggregate amount of Capital Expenditures of Borrower and the Subsidiaries to exceed Six Million Dollars ($6,000,000) during any Fiscal Year.

     Section 10.6 Contingent Liabilities. Borrower will not permit at any time the aggregate amount of Contingent Liabilities to exceed Forty-Five Million Dollars ($45,000,000).

                                   ARTICLE XI

                                     Default

     Section 11.1 Events of Default. Each of the following shall be deemed an "Event of Default":

          (a) The Borrower shall fail to pay (i) when due any principal payable under any Loan Document or any part thereof, and (ii) within three (3) Business Days of the due date any interest, fees payable or any other Obligation under the Loan Documents or any part thereof.

          (b) Any representation or warranty made or deemed made by the Borrower or any Obligated Party (or any of their respective officers) in any Loan Document or in any certificate, report, notice, or financial statement furnished at any time in connection with this Agreement shall be false, misleading, or erroneous in any material respect when made or deemed to have been made.

          (c) The Borrower shall fail to perform, observe, or comply with any covenant, agreement, or term contained in Section 8.1, Article IX or
     Article X of this Agreement; or the Borrower or any Obligated Party shall fail to perform, observe, or comply with any other covenant, agreement or term contained in this Agreement or any other Loan Document (other than covenants to pay the Obligations), and such failure shall continue for a period of fifteen (15) days.

          (d) The Borrower, any Subsidiary, or any Obligated Party shall commence a voluntary proceeding seeking liquidation, reorganization, or other relief with respect to itself or its debts under any bankruptcy, insolvency, or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian, or other similar official of it or a substantial part of its property or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it or shall make a general assignment for the benefit of creditors or shall generally fail to pay its debts as they become due or shall take any corporate action to authorize any of the foregoing.

          (e) An involuntary proceeding shall be commenced against the Borrower, any Subsidiary, or any Obligated Party seeking liquidation, reorganization, or other relief with respect to it or its debts under any bankruptcy, insolvency, or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official for it or a substantial part of its property, and such involuntary proceeding shall remain undismissed and unstayed for a period of sixty (60) days.

          (f) The Borrower, any Subsidiary, or any Obligated Party shall fail to discharge within a period of thirty (30) days after the commencement thereof any attachment, sequestration, or similar proceeding or proceedings involving an aggregate amount in excess of Two Hundred Fifty Thousand Dollars ($250,000) against any of its assets or properties.

          (g) A final judgment or judgments for the payment of money in excess of Two Hundred Fifty Thousand Dollars ($250,000) in the aggregate shall be rendered by a court or courts against the Borrower, any of its Subsidiaries, or any Obligated Party and the same shall not be discharged (or provision shall not be made for such discharge), or a stay of execution thereof shall not be procured, within thirty (30) days from the date of entry thereof and the Borrower or the relevant Subsidiary or Obligated Party shall not, within said period of thirty (30) days, or such longer period during which execution of the same shall have been stayed, appeal therefrom and cause the execution thereof to be stayed during such appeal.

          (h) The Borrower, any Subsidiary, or any Obligated Party shall fail to pay when due any principal of or interest on any Material Debt (other than the Obligations), or the maturity of any such Debt shall have been accelerated, or any such Debt shall have been required to be prepaid prior to the stated maturity thereof, or any event shall have occurred that permits any holder or holders of such Debt or any Person acting on behalf of such holder or holders to accelerate the maturity thereof or require any such prepayment. For purposes of this clause (h) the term "Material Debt" means Debt owed by the Borrower or any Subsidiary the principal amount of which exceeds Two Hundred Fifty Thousand Dollars ($250,000).

          (i) This Agreement or any other Loan Document shall cease to be in full force and effect or shall be declared null and void or the validity or enforceability thereof shall be contested or challenged by the Borrower, any Subsidiary, any Obligated Party or any of their respective shareholders (other than shareholders of the Borrower), or the Borrower or any Obligated Party shall deny that it has any further liability or obligation under any of the Loan Documents.

          (j) Any of the following events shall occur or exist with respect to the Borrower or any ERISA Affiliate: (i) any Prohibited Transaction involving any Plan; (ii) any Reportable Event with respect to any Plan;
     (iii) the filing under Section 4041 of ERISA of a notice of intent to terminate any Plan or the termination of any Plan; (iv) any event or circumstance that might constitute grounds entitling the PBGC to institute proceedings under Section 4042 of ERISA for the termination of, or for the appointment of a trustee to administer, any Plan, or the institution by the PBGC of any such proceedings; or (v) complete or partial withdrawal under
     Section 4203, 4204 or 4205 of ERISA from a Multiemployer Plan or the reorganization, insolvency, or termination of any Multiemployer Plan; and in each case above, such event or condition, together with all other events or conditions, if any, have subjected or could in the reasonable opinion of Required Banks subject the Borrower to any tax, penalty, or other liability to a Plan, a Multiemployer Plan, the PBGC, or otherwise (or any combination thereof) which in the aggregate exceed or could reasonably be expected to exceed Two Hundred Fifty Thousand Dollars ($250,000).

          (k) Any Person or group of related Persons for purposes of Section 13(d) of the Exchange Act acquires after the date hereof "beneficial ownership" (within the meaning of Section 13(d) of the Exchange Act) in excess of thirty-three percent (33%) of the total voting power of all classes of capital stock then outstanding of Borrower entitled (without regard to the occurrence of any contingency) to vote in elections of directors of Borrower.

          (l) The Borrower or any of its Subsidiaries, or any of their properties, revenues, or assets, shall become the subject of an order of forfeiture, seizure, or divestiture (whether under RICO or otherwise) and the same shall not have been discharged (or provisions shall not be made for such discharge) within thirty (30) days from the date of entry thereof.

          (m) Any Material Adverse Effect shall occur.

     Section 11.2 Remedies.

          (a) If any Event of Default shall occur and be continuing, the Agent may (and if directed by Required Lenders, shall) do any one or more of the following:

               (i) Acceleration. Declare all outstanding principal of and accrued and unpaid interest on the Notes, all outstanding Letter of Credit Disbursements, and all other obligations of the Borrower under the Loan Documents immediately due and payable, and the same shall thereupon become immediately due and payable, without notice, demand, presentment, notice of dishonor, notice of acceleration, notice of intent to accelerate, protest, or other formalities of any kind, all of which are hereby expressly waived by the Borrower.

               (ii) Termination of Commitments. Terminate the Revolving Credit Commitments and Term Loan Commitments without notice to the Borrower.

               (iii) Judgment. Reduce any claim to judgment.

               (iv) Foreclosure. Foreclose or otherwise enforce any Lien granted to the Agent for the benefit of itself, the Issuing Bank and the Lenders to secure payment and performance of the Obligations in accordance with the terms of the Loan Documents.

               (v) Rights. Exercise any and all rights and remedies afforded by the laws of the State of Texas or any other jurisdiction, by any of the Loan Documents, by equity, or otherwise.

         Provided, however, that upon the occurrence of an Event of Default under Subsection (d) or (e) of Section 11.1, the Revolving Loan Commitments and Term Loan Commitments of all of the Lenders shall automatically terminate, and the outstanding principal of and accrued and unpaid interest on the Notes and all other obligations of the Borrower under the Loan Documents shall thereupon become immediately due and payable without notice, demand, presentment, notice of dishonor, notice of acceleration, notice of intent to accelerate, protest, or other formalities of any kind, all of which are hereby expressly waived by the Borrower.

          (b) If an Event of Default shall have occurred and be continuing, each Lender is hereby authorized at any time and from time to time, without notice to the Borrower (any such notice being hereby expressly waived by the Borrower), to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender to or for the credit or the account of the Borrower against any and all of the obligations of the Borrower now or hereafter existing under this Agreement, such Lender's Note, or any other Loan Document, irrespective of whether or not the Agent or such Lender shall have made any demand under this Agreement or such Lender's Note or such other Loan Document and although such obligations may be unmatured. Each Lender agrees promptly to notify the Borrower (with a copy to the Agent and to each Lender) after any such setoff and application, provided that the failure to give such notice shall not affect the validity of such setoff and application. The rights and remedies of each Lender hereunder are in addition to other rights and remedies (including, without limitation, other rights of setoff) which such Lender may have.

     Section 11.3 Cash Collateral. If an Event of Default shall have occurred and be continuing the Borrower shall, if requested by the Agent or Required Lenders, pledge to the Agent as security for the Obligations an amount in immediately available funds equal to the then outstanding Letter of Credit Liabilities, such funds to be held in a cash collateral account at the Agent without any right of withdrawal by the Borrower.

     Section 11.4 Performance by the Agent. If the Borrower shall fail to perform any covenant or agreement in accordance with the terms of the Loan Documents, the Agent may, at the direction of Required Lenders, perform or attempt to perform such covenant or agreement on behalf of the Borrower. In such event, the Borrower shall, at the request of the Agent, promptly pay any amount reasonably expended by the Agent or the Lenders in connection with such performance or attempted performance to the Agent at the Principal Office, together with interest thereon at the Default Rate from and including the date of such expenditure to but excluding the date such expenditure is paid in full. Notwithstanding the foregoing, it is expressly agreed that neither the Agent nor any Lender shall have any liability or responsibility for the performance of any obligation of the Borrower under this Agreement or any of the other Loan Documents.

                                   ARTICLE XII

                                    The Agent

     Section 12.1 Appointment, Powers and Immunities. In order to expedite the various transactions contemplated by this agreement, the Lenders and the Issuing Bank hereby irrevocably appoint and authorize Wells Fargo Bank (Texas), National Association to act as their Agent hereunder and under each of the other Loan Documents. Wells Fargo Bank (Texas), National Association consents to such appointment and agrees to perform the duties of the Agent as specified herein. The Lenders and the Issuing Bank authorize and direct the Agent to take such action in their name and on their behalf under the terms and provisions of the Loan Documents and to exercise such rights and powers thereunder as are specifically delegated to or required of the Agent for the Lenders and/or the Issuing Bank, together with such rights and powers as are reasonably incidental thereto. The Agent is hereby expressly authorized to act as the Agent on behalf of itself, the other Lenders and the Issuing Bank:

          (a) To receive on behalf of each of the Lenders and the Issuing Bank any payment of principal, interest, fees or other amounts paid pursuant to this Agreement and the Notes and to distribute to each Lender and/or the Issuing Bank its share of all payments so received as provided in this Agreement;

          (b) To receive all documents and items to be furnished under the Loan Documents;

          (c) To act as nominee for and on behalf of the Lenders and the Issuing Bank in and under the Loan Documents;

          (d) To arrange for the means whereby the Advances are to be made available to the Borrower;

          (e) To distribute to the Lenders and the Issuing Bank information, requests, notices, payments, prepayments, documents and other items received from the Borrower, the other Obligated Parties, and other Persons;

          (f) To execute and deliver to the Borrower, the other Obligated Parties, and other Persons, all requests, demands, approvals, notices, and consents received from the Lenders and the Issuing Bank;

          (g) To the extent permitted by the Loan Documents, to exercise on behalf of each Lender and the Issuing Bank all rights and remedies of Lenders and the Issuing Bank upon the occurrence of any Event of Default;

          (h) To serve as liaison between the Lenders, the Issuing Bank and the Borrower with respect to future negotiations, amendments and waivers of the terms of this Agreement and transmittal of copies of such amendments and waivers for signature to each Lender and the Issuing Bank;

          (i) To receive signed copies of this Agreement, future amendments hereto, waivers of any terms hereof, and related documents comprising the Loan Documents, and provide appropriate signed or reproduction copies thereof to each Lender, the Issuing Bank and the Borrower;

          (j) To forward to each Lender and the Issuing Bank copies of all Loan Documents and opinions furnished to Agent under this Agreement or any of the other Loan Documents;

          (k) To receive notices of Defaults, copies of which shall be forwarded to all Lenders and the Issuing Bank, and any waivers of Defaults under this Agreement and forward copies thereof to all Lenders and the Issuing Bank;

          (l) To advise each Lender and the Issuing Bank of all notices received or furnished by Agent hereunder;

          (m) To take such other actions as may be requested by Required Lenders; and

          (n) To accept, execute, and deliver any and all security documents as the secured party.

     Neither the Agent nor any of its Affiliates, officers, directors, employees, attorneys, or agents shall be liable to the Lenders for any action taken or omitted to be taken by any of them hereunder or otherwise in connection with this Agreement or any of the other Loan Documents except for its or their own gross negligence or willful misconduct. Without limiting the generality of the preceding sentence, the Agent (i) may treat the payee of any Note as the holder thereof until the Agent receives written notice of the assignment or transfer thereof signed by such payee and in form satisfactory to the Agent;
(ii) shall have no duties or responsibilities except those expressly set forth in this Agreement and the other Loan Documents, and shall not by reason of this Agreement or any other Loan Document be a trustee or fiduciary for any Lender or the Issuing Bank; (iii) shall not be required to initiate any litigation or collection proceedings hereunder or under any other Loan Document except to the extent requested by Required Lenders; (iv) shall not be responsible to the Lenders or the Issuing Bank for any recitals, statements, representations or warranties contained in this Agreement or any other Loan Document, or any certificate or other document referred to or provided for in, or received by any of them under, this Agreement or any other Loan Document, or for the value, validity, effectiveness, enforceability, or sufficiency of this Agreement or any other Loan Document or any other document referred to or provided for herein or therein or for any failure by any Person to perform any of its obligations hereunder or thereunder; (v) may consult with legal counsel (including counsel for the Borrower), independent public accountants, and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants, or experts; and (vi) shall incur no liability under or in respect of any Loan Document by acting upon any notice, consent, certificate, or other instrument or writing believed by it to be genuine and signed or sent by the proper party or parties. As to any matters not expressly provided for by this Agreement, the Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder in accordance with instructions signed by Required Lenders, and such instructions of Required Lenders and any action taken or failure to act pursuant thereto shall be binding on all of the Lenders; provided, however, that the Agent shall not be required to take any action which exposes the Agent to personal liability or which is contrary to this Agreement or any other Loan Document or applicable law.

     Section 12.2 Rights of Agent as a Lender. With respect to its Commitments, the Advances made by it and the Notes issued to it, Wells Fargo Bank (Texas), National Association in its capacity as a Lender hereunder shall have the same rights and powers hereunder as any other Lender and may exercise the same as though it were not acting as the Agent, and the term "Lender" or "Lenders" shall, unless the context otherwise indicates, include the Agent in its individual capacity. The Agent and its Affiliates may (without having to account therefor to any Lender) accept deposits from, lend money to, act as trustee under indentures of, provide merchant banking services to, and generally engage in any kind of business with the Borrower, any of its Subsidiaries, any other Obligated Party, and any other Person who may do business with or own securities of the Borrower, any Subsidiary, or any other Obligated Party, all as if it were not acting as the Agent and without any duty to account therefor to the Lenders.

     Section 12.3 Sharing of Payments, Etc. If any Lender shall obtain any payment of any principal of or interest on any Advance made by it under this Agreement or payment of any other obligation under the Loan Documents then owed by the Borrower, any other Obligated Party or the LC Account Party to such Lender, whether voluntary, involuntary, through the exercise of any right of set-off, banker's lien, counterclaim or similar right, or otherwise, in excess of its pro rata share (calculated (i) pursuant to Section 4.4 in respect of letter of credit fees, and (ii) for all other of the Obligations on the basis of the unpaid principal of and interest on the Revolving Credit Loan, the Term Loan and LC Participations held by it), such Lender shall promptly purchase from the other Lenders participations in the Obligations owed to them hereunder in such amounts, and make such other adjustments from time to time as shall be necessary to cause such purchasing Lender to share the excess payment ratably with each of the other Lenders in accordance with its pro rata portion thereof. To such end, all of the Lenders shall make appropriate adjustments among themselves (by the resale of participations sold or otherwise) if all or any portion of such excess payment is thereafter rescinded or must otherwise be restored. The Borrower agrees, to the fullest extent it may effectively do so under applicable law, that any Lender so purchasing a participation in the Advances and LC
Participations made by the other Lenders may exercise all rights of set-off, banker's lien, counterclaim, or similar rights with respect to such participation as fully as if such Lender were a direct holder of Advances to, or Letter of Credit Disbursements for the account of, the Borrower in the amount of such participation. Nothing contained herein shall require any Lender to exercise any such right or shall affect the right of any Lender to exercise, and retain the benefits of exercising, any such right with respect to any other indebtedness or obligation of the Borrower.

     Section 12.4 Indemnification. THE LENDERS HEREBY AGREE TO INDEMNIFY THE AGENT AND THE ISSUING BANK FROM AND HOLD THE AGENT AND THE ISSUING BANK HARMLESS AGAINST (TO THE EXTENT NOT REIMBURSED UNDER SECTIONS 13.1 AND 13.2, BUT WITHOUT LIMITING THE OBLIGATIONS OF THE BORROWER UNDER SECTIONS 13.1 AND 13.2), RATABLY IN ACCORDANCE WITH THEIR RESPECTIVE COMMITMENTS, ANY AND ALL LIABILITIES, OBLIGATIONS, LOSSES, DAMAGES, PENALTIES, ACTIONS, JUDGMENTS, DEFICIENCIES, SUITS, COSTS, EXPENSES (INCLUDING REASONABLE ATTORNEYS' FEES), AND DISBURSEMENTS OF ANY KIND OR NATURE WHATSOEVER WHICH MAY BE IMPOSED ON, INCURRED BY, OR ASSERTED AGAINST THE AGENT AND THE ISSUING BANK IN ANY WAY RELATING TO OR ARISING OUT OF ANY OF THE LOAN DOCUMENTS OR ANY ACTION TAKEN OR OMITTED TO BE TAKEN BY THE AGENT AND THE ISSUING BANK UNDER OR IN RESPECT OF ANY OF THE LOAN DOCUMENTS; PROVIDED, FURTHER, THAT NO LENDER SHALL BE LIABLE FOR ANY PORTION OF THE FOREGOING TO THE EXTENT CAUSED BY THE AGENT'S OR THE ISSUING BANK'S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT. WITHOUT LIMITING ANY OTHER PROVISION OF THIS SECTION, EACH LENDER AGREES TO REIMBURSE THE AGENT AND THE ISSUING BANK PROMPTLY UPON DEMAND FOR ITS PRO RATA SHARE (CALCULATED ON THE BASIS OF THE COMMITMENTS) OF ANY AND ALL OUT-OF-POCKET EXPENSES (INCLUDING REASONABLE ATTORNEYS' FEES) INCURRED BY THE AGENT AND THE ISSUING BANK IN CONNECTION WITH THE PREPARATION, EXECUTION, DELIVERY, ADMINISTRATION, MODIFICATION, AMENDMENT OR ENFORCEMENT (WHETHER THROUGH NEGOTIATIONS, LEGAL PROCEEDINGS, OR OTHERWISE) OF, OR LEGAL ADVICE IN RESPECT OF RIGHTS OR RESPONSIBILITIES UNDER, THE LOAN DOCUMENTS, TO THE EXTENT THAT THE AGENT OR THE ISSUING BANK IS NOT REIMBURSED FOR SUCH EXPENSES BY THE BORROWER.

     Section 12.5 Independent Credit Decisions. Each Lender agrees that it has independently and without reliance on the Agent, the Issuing Bank or any other Lender, and based on such documents and information as it has deemed appropriate, made its own credit analysis of the Borrower and decision to enter into this Agreement and that it will, independently and without reliance upon the Agent, the Issuing Bank or any other Lender, and based upon such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decisions in taking or not taking action under this Agreement or any of the other Loan Documents. The Agent shall not be required to keep itself informed as to the performance or observance by the Borrower or any Obligated Party of this Agreement or any other Loan Document or to inspect the properties or books of the Borrower, any Obligated Party or the LC Account Party. Except for notices, reports and other documents and information expressly required to be furnished to the Lenders and the Issuing Bank by the Agent hereunder or under the other Loan Documents, neither the Agent nor the Issuing Bank shall have any duty or responsibility to provide any Lender with any credit or other financial information concerning the affairs, financial condition or business of the Borrower, any Obligated Party or the LC Account Party (or any of their Affiliates) which may come into the possession of the Agent, the Issuing Bank or any of their Affiliates.

     Section 12.6 Several Commitments. The Commitments and other obligations of the Lenders under this Agreement are several. The default by any Lender in making an Advance in accordance with its Commitment shall not relieve the other Lenders of their obligations under this Agreement. In the event of any default by any Lender in making any Advance, each nondefaulting Lender shall be obligated to make its Advance but shall not be obligated to advance the amount which the defaulting Lender was required to advance hereunder. In no event shall any Lender be required to advance an amount or amounts which shall in the aggregate exceed such Lender's Commitment. No Lender shall be responsible for any act or omission of any other Lender.

     Section 12.7 Successor Agent. Subject to the appointment and acceptance of a successor Agent as provided below, the Agent may resign at any time by giving notice thereof to the Lenders, the Issuing Bank and the Borrower and the Agent may be removed at any time with or without cause by Required Lenders. Upon any such resignation or removal, Required Lenders will have the right to appoint a successor Agent. If no successor Agent shall have been so appointed by Required Lenders and shall have accepted such appointment within thirty (30) days after the retiring Agent's giving of notice of resignation or the Required Lenders' removal of the retiring Agent, then the retiring Agent may, on behalf of the Lenders and the Issuing Bank, appoint a successor Agent, which shall be a commercial bank organized under the laws of the United States of America or any State thereof and having combined capital and surplus of at least One Hundred Million Dollars ($100,000,000). Upon the acceptance of its appointment as successor Agent, such successor Agent shall thereupon succeed to and become vested with all rights, powers, privileges, immunities, and duties of the resigning or removed Agent, and the resigning or removed Agent shall be discharged from its duties and obligations under this Agreement and the other Loan Documents. After any Agent's resignation or removal as Agent, the provisions of this Article XII shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was the Agent. After the retiring Agent's resignation or removal hereunder as Agent, each reference herein to a place of giving of notice or delivery to Agent shall be deemed to refer to the principal office of the successor Agent as it may specify to each party hereto.

                                  ARTICLE XIII

                                  Miscellaneous

     Section 13.1 Expenses. The Borrower hereby agrees to pay on demand: (a) all reasonable costs and expenses of the Agent and the Issuing Bank in connection with the preparation, negotiation, execution, and delivery of this Agreement and the other Loan Documents and any and all amendments, modifications, renewals, extensions, and supplements thereof and thereto, including, without limitation, the reasonable fees and expenses of legal counsel for the Agent and the Issuing Bank, (b) all costs and expenses of the Agent, the Issuing Bank and the Lenders in connection with any Default and the enforcement of this Agreement or any other Loan Document, including, without limitation, the fees and expenses of legal counsel for the Agent, the Issuing Bank and the Lenders, (c) all transfer, stamp, documentary, or other similar taxes, assessments, or charges levied by any Governmental Authority in respect of this Agreement or any of the other Loan Documents, (d) all costs, expenses, assessments, and other charges incurred in connection with any filing, registration, recording, or perfection of any security interest or Lien, if any, contemplated by this Agreement or any other Loan Document, and (e) all other costs and expenses incurred by the Agent and the Issuing Bank in connection with this Agreement or any other Loan Document.

     Section 13.2 INDEMNIFICATION. THE BORROWER HEREBY AGREES TO INDEMNIFY THE AGENT, THE ISSUING BANK AND EACH LENDER AND EACH AFFILIATE THEREOF AND THEIR RESPECTIVE OFFICERS, DIRECTORS, EMPLOYEES, ATTORNEYS, AND AGENTS FROM, AND HOLD EACH OF THEM HARMLESS AGAINST, ANY AND ALL LOSSES, LIABILITIES, CLAIMS, DAMAGES, PENALTIES, JUDGMENTS, DISBURSEMENTS, COSTS, AND EXPENSES (INCLUDING REASONABLE ATTORNEYS' FEES) TO WHICH ANY OF THEM MAY BECOME SUBJECT WHICH DIRECTLY OR INDIRECTLY ARISE FROM OR RELATE TO (a) THE NEGOTIATION, EXECUTION, DELIVERY, PERFORMANCE, ADMINISTRATION, OR ENFORCEMENT OF ANY OF THE LOAN DOCUMENTS, (b) ANY OF THE TRANSACTIONS CONTEMPLATED BY THE LOAN DOCUMENTS, (c) ANY BREACH BY THE BORROWER OF ANY REPRESENTATION, WARRANTY, COVENANT, OR OTHER AGREEMENT CONTAINED IN ANY OF THE LOAN DOCUMENTS, (d) THE PRESENCE, RELEASE, THREATENED RELEASE, DISPOSAL, REMOVAL, OR CLEANUP OF ANY HAZARDOUS MATERIAL LOCATED ON, ABOUT, WITHIN, OR AFFECTING ANY OF THE PROPERTIES OR ASSETS OF THE BORROWER OR ANY SUBSIDIARY, (e) THE USE OR PROPOSED USE OF THE LETTER OF CREDIT, (f) ANY AND ALL TAXES, LEVIES, DEDUCTIONS, AND CHARGES IMPOSED ON THE ISSUING BANK OR ANY OF THE ISSUING BANK'S CORRESPONDENTS IN RESPECT OF THE LETTER OF CREDIT, OR (g) ANY INVESTIGATION, LITIGATION, OR OTHER PROCEEDING, INCLUDING, WITHOUT LIMITATION, ANY THREATENED INVESTIGATION, LITIGATION, OR OTHER PROCEEDING RELATING TO ANY OF THE FOREGOING AND ANY LEGAL PROCEEDING RELATING TO ANY COURT ORDER, INJUNCTION OR OTHER PROCESS OR DECREE RESTRAINING OR SEEKING TO RESTRAIN THE ISSUING BANK FROM PAYING ANY AMOUNT UNDER THE LETTER OF CREDIT. WITHOUT LIMITING ANY PROVISION OF THIS AGREEMENT OR OF ANY OTHER LOAN DOCUMENT, IT IS THE EXPRESS INTENTION OF THE PARTIES HERETO THAT EACH PERSON TO BE INDEMNIFIED UNDER THIS SECTION SHALL BE INDEMNIFIED FROM AND HELD HARMLESS AGAINST ANY AND ALL LOSSES, LIABILITIES, CLAIMS, DAMAGES, PENALTIES, JUDGMENTS, DISBURSEMENTS, COSTS, AND EXPENSES (INCLUDING REASONABLE ATTORNEYS' FEES) ARISING OUT OF OR RESULTING FROM THE SOLE OR CONTRIBUTORY NEGLIGENCE OF SUCH PERSON; PROVIDED HOWEVER, NO PERSON SHALL BE INDEMNIFIED HEREUNDER FOR ITS OWN GROSS NEGLIGENCE OR WILLFUL MISCONDUCT.

     Section 13.3 Limitation of Liability. None of the Agent, the Issuing Bank, any Lender, or any Affiliate, officer, director, employee, attorney, or agent thereof shall have any liability with respect to, and the Borrower hereby waives, releases, and agrees not to sue any of them upon, any claim for any special, indirect, incidental, or consequential damages suffered or incurred by the Borrower in connection with, arising out of, or in any way related to, this Agreement or any of the other Loan Documents, or any of the transactions contemplated by this Agreement or any of the other Loan Documents.

     Section 13.4 No Duty. All attorneys, accountants, appraisers, and other professional Persons and consultants retained by the Agent, the Issuing Bank and the Lenders shall have the right to act exclusively in the interest of the Agent, the Issuing Bank and the Lenders and shall have no duty of disclosure, duty of loyalty, duty of care, or other duty or obligation of any type or nature whatsoever to the Borrower or any of the Borrower's shareholders or any other Person.

     Section 13.5 No Fiduciary Relationship. The relationship between the Borrower and each of the Issuing Bank and the Lenders is solely that of debtor and creditor, and neither the Agent, the Issuing Bank nor any Lender has any fiduciary or other special relationship with the Borrower, and no term or condition of any of the Loan Documents shall be construed so as to deem the relationship between the Borrower and any of the Issuing Bank and the Lenders to be other than that of debtor and creditor.

     Section 13.6 Equitable Relief. The Borrower recognizes that in the event the Borrower fails to pay, perform, observe, or discharge any or all of the Obligations, any remedy at law may prove to be inadequate relief to the Agent, the Issuing Bank and the Lenders. The Borrower therefore agrees that the Agent, the Issuing Bank and the Lenders, if the Agent, the Issuing Bank or the Lenders so request, shall be entitled to temporary and permanent injunctive relief in any such case without the necessity of proving actual damages.

     Section 13.7 No Waiver; Cumulative Remedies. No failure on the part of the Agent, the Issuing Bank or any Lender to exercise and no delay in exercising, and no course of dealing with respect to, any right, power, or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power, or privilege under this Agreement preclude any other or further exercise thereof or the exercise of any other right, power, or privilege. The rights and remedies provided for in this Agreement and the other Loan Documents are cumulative and not exclusive of any rights and remedies provided by law.

     Section 13.8 Successors and Assigns.

          (a) This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. The Borrower may not assign or transfer any of its rights or obligations hereunder without the prior written consent of the Agent, the Issuing Bank and all of the Lenders. Any Lender may sell participations to one or more banks or other institutions in or to all or a portion of its rights and obligations under this Agreement and the other Loan Documents (including, without limitation, all or a portion of its Commitments and the Advances owing to it and the LC Participations held by it); provided, however, that
     (i) such  Lender's  obligations  under  this  Agreement  and the other Loan
     Documents (including, without limitation, its Commitments) shall remain unchanged, (ii) such Lender shall remain solely responsible to the Borrower for the performance of such obligations, (iii) such Lender shall remain the holder of its Notes and LC Participations for all purposes of this Agreement, (iv) the Borrower shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and the other Loan Documents, and (v) such Lender shall not sell a participation that conveys to the participant the right to vote or give or withhold consents under this Agreement or any other Loan Document, other than the right to vote upon or consent to (A) any increase of such Lender's Commitments, (B) any reduction of the principal amount of, or interest to be paid on, the Advances and LC Participations of such Lender, (C) any reduction of any commitment fee or other amount payable to such Lender under any Loan Document, or (D) any postponement of any date for the payment of any amount payable in respect of the Advances or LC Participations of such Lender.

          (b) The Borrower and each of the Issuing Bank and the Lenders agree that any Lender (the "Assigning Lender") may at any time assign to one or more Eligible Assignees all, or a proportionate part of all, of its rights and obligations under this Agreement and the other Loan Documents (including, without limitation, its Commitments and Advances and LC Participations) (each an "Assignee"); provided, however, that (i) each such assignment shall be of a consistent, and not a varying, percentage of all of the Assigning Lender's rights and obligations under this Agreement and the other Loan Documents, (ii) except in the case of an assignment of all of a Lender's rights and obligations under this Agreement and the other Loan Documents, the amount of the Commitments of the Assigning Lender being assigned pursuant to each assignment (determined as of the date of the Assignment and Acceptance with respect to such assignment) shall in no event be less than Three Million Dollars ($3,000,000), and (iii) the parties to each such assignment shall execute and deliver to the Agent for its acceptance and recording in the Register, an Assignment and Acceptance, together with the Note subject to such assignment, and a processing and recordation fee of Three Thousand Dollars ($3,000). Upon such execution, delivery, acceptance, and recording, from and after the effective date specified in each Assignment and Acceptance, which effective date shall be at least five (5) Business Days after the execution thereof, or, if so specified in such Assignment and Acceptance, the date of acceptance thereof by the Agent, (x) the assignee thereunder shall be a party hereto as a "Lender" and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, have the rights and obligations of a Lender hereunder and under the Loan Documents and (y) the Assigning Lender shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under this Agreement and the other Loan Documents (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an Assigning Lender's rights and obligations under the Loan Documents, such Assigning Lender shall cease to be a party thereto).

          (c) By executing and delivering an Assignment and Acceptance, the Assigning Lender and the Assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than as provided in such Assignment and Acceptance, such Assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties, or representations made in or in connection with the Loan Documents or the execution, legality, validity, and enforceability, genuineness, sufficiency, or value of the Loan Documents or any other instrument or document furnished pursuant thereto; (ii) such Assigning Lender makes no representation or warranty and assures no responsibility with respect to the financial condition of the Borrower, any Obligated Party or the LC Account Party or the performance or observance by the Borrower or any Obligated Party of its obligations under the Loan Documents; (iii) such assignee confirms that it has received a copy of the other Loan Documents, together with copies of the financial statements referred to in Section 7.2 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iv) such assignee will, independently and without reliance upon the Agent, the Issuing Bank or any Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and the other Loan Documents; (v) such assignee confirms that it is an Eligible Assignee; (vi) such assignee appoints and authorizes the Agent to take such action as agent on its behalf and exercise such powers under the Loan Documents are as delegated to the Agent by the terms thereof, together with such powers as are reasonably incidental thereto; and (vii) such assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

          (d) The Agent shall maintain at its Principal Office a copy of each Assignment and Acceptance delivered to and accepted by it and a register for the recordation of the names and addresses of the Lenders and the Commitments of, and principal amount of the Advances owing to, and LC Participations held by, each Lender from time to time (the "Register"). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Borrower, the Agent, the Issuing Bank and the Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes under the Loan Documents. The Register shall be available for inspection by the Borrower, any Lender or the Issuing Bank at any reasonable time and from time to time upon reasonable prior notice.

          (e) Upon its receipt of an Assignment and Acceptance executed by an assigning Lender and assignee representing that it is an Eligible Assignee, together with any Notes subject to such assignment, the Agent shall, if such Assignment and Acceptance has been completed and is in substantially the form of Exhibit E hereto, (i) accept such Assignment and Acceptance,
     (ii) record the information contained therein in the Register, and (iii) give prompt written notice thereof to the Borrower. Within five (5) Business Days after its receipt of such notice, the Borrower, at its expense, shall execute and deliver to the Agent in exchange for the surrendered Notes, new Notes to the order of such Eligible Assignee in an amount equal to the Commitments assumed by it pursuant to such Assignment and Acceptance and, if the assigning Lender has retained a Commitment, a new Note (or Notes) to the order of the assigning Lender in an amount equal to the Commitments retained by it hereunder (each such promissory note shall constitute a "Note" for purposes of the Loan Documents). Such new Notes shall be in an aggregate principal amount of the surrendered Notes, shall be dated the effective date of such Assignment and Acceptance, and shall otherwise be in substantially the form of Exhibits A-1 and A-2 hereto.

          (f) Any Lender may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section, disclose to the assignee or participant or proposed assignee or participant, any information relating to the Borrower, its Subsidiaries or the LC Account Party furnished to such Lender by or on behalf of the Borrower, its Subsidiaries or the LC Account Party.

     Section 13.9 Survival. All representations and warranties made in this Agreement or any other Loan Document or in any document, statement, or certificate furnished in connection with this Agreement shall survive the execution and delivery of this Agreement and the other Loan Documents, and no investigation by the Agent, the Issuing Bank or any Lender or any closing shall affect the representations and warranties or the right of the Agent, the Issuing Bank or any Lender to rely upon them. Without prejudice to the survival of any other obligation of the Borrower hereunder, the obligations of the Borrower under Article V and Sections 13.1 and 13.2 shall survive repayment of the Notes and termination of the Commitments and the Letter of Credit.

     Section 13.10 Amendments, Etc. No amendment or waiver of any provision of this Agreement, the Notes, or any other Loan Document to which the Borrower or any Obligated Party is a party, nor any consent to any departure by the Borrower or Obligated Party therefrom, shall in any event be effective unless the same shall be agreed or consented to by Required Lenders and the Borrower or the Obligated Party, as applicable, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, that no amendment, waiver, or consent shall, unless in writing and signed by all of the Lenders and the Borrower, do any of the following: (a) increase Commitments of the Lenders or subject the Lenders to any additional obligations; (b) reduce the principal of, or interest on, the Notes or any fees or other amounts payable hereunder; (c) postpone any date fixed for any payment of principal of, or interest on, the Notes or Letter of Credit Disbursements or any fees or other amounts payable hereunder; (d) waive any of the conditions specified in Article VI; (e) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Notes or Letter of Credit Liabilities or the number of Lenders which shall be required for the Lenders or any of them to take any action under this Agreement; (f) change any provision contained in this Section 13.10; (g) release the Borrower from any of its obligations under this Agreement or the other Loan Documents or release any Guarantor from its obligations under its Guaranty and (h) release any Collateral. Notwithstanding anything to the contrary contained in this Section, no amendment, waiver, or consent shall be made (a) with respect to Article XII hereof without the prior written consent of the Agent, or (b) with respect to Article IV hereof without the prior written consent of the Issuing Bank.

     Section 13.11 Maximum Interest Rate. No provision of this Agreement or of any other Loan Document shall require the payment or the collection of interest in excess of the maximum amount permitted by applicable law. If any excess of interest in such respect is hereby provided for, or shall be adjudicated to be so provided, in any Loan Document or otherwise in connection with this loan transaction, the provisions of this Section shall govern and prevail and neither the Borrower nor the sureties, guarantors, successors, or assigns of the Borrower shall be obligated to pay the excess amount of such interest or any other excess sum paid for the use, forbearance, or detention of sums loaned pursuant hereto. In the event any Lender ever receives, collects, or applies as interest any such sum, such amount which would be in excess of the maximum amount permitted by applicable law shall be applied as a payment and reduction of the principal of the indebtedness evidenced by the Notes and the LC Participations; and, if the principal of the Notes and the LC Participations has been paid in full, any remaining excess shall forthwith be paid to the Borrower. In determining whether or not the interest paid or payable exceeds the Maximum Rate, the Borrower and each Lender shall, to the extent permitted by applicable law, (a) characterize any non-principal payment as an expense, fee, or premium rather than as interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the entire contemplated term of the indebtedness evidenced by the Notes and LC Participations so that interest for the entire term does not exceed the Maximum Rate.

     Section 13.12 Notices. All notices and other communications provided for in this Agreement and the other Loan Documents to which the Borrower is a party shall be given or made by telex, telegraph, telecopy, cable, or in writing and telexed, telecopied, telegraphed, cabled, mailed by certified mail return receipt requested, or delivered to the intended recipient at the "Address for Notices" specified below its name on the signature pages hereof, or, as to any party at such other address as shall be designated by such party in a notice to each other party given in accordance with this Section. Except as otherwise provided in this Agreement, all such communications shall be deemed to have been duly given when transmitted by telex or telecopy, subject to telephone confirmation of receipt, or delivered to the telegraph or cable office, subject to telephone confirmation of receipt, or when personally delivered or, in the case of a mailed notice, when duly deposited in the mails, in each case given or addressed as aforesaid; provided, however, notices to the Agent pursuant to
Article II and to the Issuing Bank pursuant to Article IV shall not be effective until received by the Agent or the Issuing Bank, as applicable.

     Section 13.13 Governing Law; Venue; Service of Process. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas and the applicable laws of the United States of America. This Agreement has been entered into in Travis County, Texas, and it shall be performable for all purposes in Travis County, Texas. Subject to Section 13.14, any action or proceeding against the Borrower under or in connection with any of the Loan Documents may be brought in any state or federal court in Travis County, Texas. The Borrower hereby irrevocably (a) submits to the nonexclusive jurisdiction of such courts, and (b) waives any objection it may now or hereafter have as to the venue of any such action or proceeding brought in any such court or that any such court is an inconvenient forum. The Borrower agrees that service of process upon it may be made by certified or registered mail, return receipt requested, at its address specified or determined in accordance with the provisions of
Section 13.12. Nothing herein or in any of the other Loan Documents shall affect the right of the Agent, the Issuing Bank or any Lender to serve process in any other manner permitted by law or shall limit the right of the Agent, the Issuing Bank or any Lender to bring any action or proceeding against the Borrower or with respect to any of its property in courts in other jurisdictions. Subject to
Section 13.14, any action or proceeding by the Borrower against the Agent, the Issuing Bank or any Lender shall be brought only in a court located in Travis County, Texas.

     Section 13.14 Binding Arbitration.

          (a) Arbitration. Upon the demand of any party, any Dispute shall be resolved by binding arbitration (except as set forth in (e) below) in accordance with the terms of this Agreement. A "Dispute" shall mean any action, dispute, claim or controversy of any kind, whether in contract or tort, statutory or common law, legal or equitable, now existing or hereafter arising under or in connection with, or in any way pertaining to, any of the Loan Documents, or any past, present or future extensions of credit and other activities, transactions or obligations of any kind related directly or indirectly to any of the Loan Documents, including without limitation, any of the foregoing arising in connection with the exercise of any self-help, ancillary or other remedies pursuant to any of the Loan Documents. Any party may by summary proceedings bring an action in court to compel arbitration of a Dispute. Any party who fails or refuses to submit to arbitration following a lawful demand by any other party shall bear all costs and expenses incurred by such other party in compelling arbitration of any Dispute.

          (b) Governing Rules. Arbitration proceedings shall be administered by the American Arbitration Association ("AAA") or such other administrator as the parties shall mutually agree upon in accordance with the AAA Commercial Arbitration Rules. All Disputes submitted to arbitration shall be resolved in accordance with the Federal Arbitration Act (Title 9 of the United States Code), notwithstanding any conflicting choice of law provision in any of the Loan Documents. The arbitration shall be conducted at a location in Texas selected by the AAA or other administrator. If there is any inconsistency between the terms hereof and any such rules, the terms and procedures set forth herein shall control. All statutes of limitation applicable to any Dispute shall apply to any arbitration proceeding. All discovery activities shall be expressly limited to matters directly relevant to the Dispute being arbitrated. Judgment upon any award rendered in an arbitration may be entered in any court having jurisdiction; provided however, that nothing contained herein shall be deemed to be a waiver by any party that is a bank of the protections afforded to it under 12 U.S.C. ss.91 or any similar applicable state law.

          (c) No Waiver; Provisional Remedies, Self-Help and Foreclosure. No provision hereof shall limit the right of any party to exercise self-help remedies such as setoff, foreclosure against or sale of any real or personal property collateral or security, or to obtain provisional or ancillary remedies, including without limitation injunctive relief, sequestration, attachment, garnishment or the appointment of a receiver, from a court of competent jurisdiction before, after or during the pendency of any arbitration or other proceeding. The exercise of any such remedy shall not waive the right of any party to compel arbitration hereunder.

          (d) Arbitrator Qualifications and Powers Awards. Arbitrators must be active members of the Texas State Bar with expertise in the substantive laws applicable to the subject matter of the Dispute. Arbitrators are empowered to resolve Disputes by summary rulings in response to motions filed prior to the final arbitration hearing. Arbitrators (i) shall resolve all Disputes in accordance with the substantive law of the state of Texas,
     (ii) may grant any remedy or relief that a court of the state of Texas could order or grant within the scope hereof and such ancillary relief as is necessary to make effective any award, and (iii) shall have the power to award recovery of all costs and fees, to impose sanctions and to take such other actions as they deem necessary to the same extent a judge could pursuant to the Federal Rules of Civil Procedure, the Texas Rules of Civil Procedure or other applicable law. Any Dispute in which the amount in controversy is $5,000,000 or less shall be decided by a single arbitrator who shall not render an award of greater than $5,000,000 (including damages, costs, fees and expenses). By submission to a single arbitrator, each party expressly waives any right or claim to recover more than $5,000,000. Any Dispute in which the amount in controversy exceeds $5,000,000 shall be decided by majority vote of a panel of three arbitrators; provided however, that all three arbitrators must actively participate in all hearings and deliberations.

          (e) Judicial Review. Notwithstanding anything herein to the contrary, in any arbitration in which the amount in controversy exceeds $25,000,000, the arbitrators shall be required to make specific, written findings of fact and conclusions of law. In such arbitrations (i) the arbitrators shall not have the power to make any award which is not supported by substantial evidence or which is based on legal error, (ii) an award shall not be binding upon the parties unless the findings of fact are supported by substantial evidence and the conclusions of law are not erroneous under the substantive law of the state of Texas, and (iii) the parties shall have in addition to the grounds referred to in the Federal Arbitration Act for vacating, modifying or correcting an award the right to judicial review of
     (A) whether the findings of fact rendered by the arbitrators are supported by substantial evidence, and (B) whether the conclusions of law are erroneous under the substantive law of the state of Texas. Judgment confirming an award in such a proceeding may be entered only if a court determines the award is supported by substantial evidence and not based on legal error under the substantive law of the state of Texas.

          (f) Miscellaneous. To the maximum extent practicable, the AAA, the arbitrators and the parties shall take all action required to conclude any arbitration proceedings within 180 days of the filing of the Dispute with the AAA. No arbitrator or other party to an arbitration proceeding may disclose the existence, content or results thereof, except for disclosures of information by a party required in the ordinary course of its business, by applicable law or regulations, or to the extent necessary to exercise any judicial review rights set forth herein. If more than one agreement for arbitration by or between the parties potentially applies to a Dispute, the arbitration provisions most directly related to the Loan Documents or the subject matter of the Dispute shall control. This arbitration provision shall survive termination, amendment or expiration of any of the Loan Documents or any relationship between the parties.

     Section 13.15 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     Section 13.16 Severability. Any provision of this Agreement held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Agreement and the effect thereof shall be confined to the provision held to be invalid or illegal.

     Section 13.17 Headings. The headings, captions, and arrangements used in this Agreement are for convenience only and shall not affect the interpretation of this Agreement.

     Section 13.18 Non-Application of Chapter 346 of Texas Credit Finance Code. The provisions of Chapter 346 of the Texas Finance Code (Vernon's Texas Civil Statutes) are specifically declared by the parties hereto not to be applicable to this Agreement or any of the other Loan Documents or to the transactions contemplated hereby.

     Section 13.19 Construction. The Borrower, the Agent, the Issuing Bank and each Lender acknowledges that each of them has had the benefit of legal counsel of its own choice and has been afforded an opportunity to review this Agreement and the other Loan Documents with its legal counsel and that this Agreement and the other Loan Documents shall be construed as if jointly drafted by the parties hereto.

     Section 13.20 Independence of Covenants. All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or be otherwise within the limitations of, another covenant shall not avoid the occurrence of a Default if such action is taken or such condition exists.

     Section 13.21 Confidentiality. The Agent and each Lender (each, a "Lending Party") agrees to keep confidential any information furnished or made available to it by the Borrower pursuant to this Agreement that is marked confidential; provided that nothing herein shall prevent any Lending Party from disclosing such information (a) to any other Lending Party or any affiliate of any Lending Party, or any officer, director, employee, agent, or advisor of any Lending Party or affiliate of any Lending Party, (b) to any other Person if reasonably incidental to the administration of the credit facility provided herein, (c) as required by any law, rule, or regulation, (d) upon the order of any court or administrative agency, (e) upon the request or demand of any regulatory agency or authority, (f) that is or becomes available to the public or that is or becomes available to any Lending Party other than as a result of a disclosure by any Lending Party prohibited by this Agreement, (g) in connection with any litigation to which such Lending Party or any of its affiliates may be a party,
(h) to the extent necessary in connection with the exercise of any remedy under this Agreement or any other Loan Document, and (i) subject to provisions substantially similar to those contained in this Section, to any actual or proposed participant or assignee.

     Section 13.22 WAIVER OF JURY TRIAL. TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND EXPRESSLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING, OR COUNTERCLAIM (WHETHER BASED UPON CONTRACT, TORT, OR OTHERWISE) ARISING OUT OF OR RELATING TO ANY OF THE LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED THEREBY OR THE ACTIONS OF THE AGENT, THE ISSUING BANK, OR ANY LENDER IN THE NEGOTIATION, ADMINISTRATION, OR ENFORCEMENT THEREOF.

     Section 13.23 ENTIRE AGREEMENT. THIS AGREEMENT, THE NOTES, AND THE OTHER LOAN DOCUMENTS REFERRED TO HEREIN REPRESENT THE FINAL AGREEMENT AMONG THE
PARTIES HERETO AND MAY NOT BE CONTRADICTED OR VARIED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OR DISCUSSIONS OF THE PARTIES HERETO. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES HERETO.

                  [Remainder of Page Intentionally Left Blank]

     IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.


                                   BORROWER:

                                   SCHLOTZSKY'S, INC.


                                   By:  __________________________________
                                        Name: ____________________________
                                        Title: ___________________________

                                   Address for Notices:

                                   203 Colorado Street
                                   Austin, Texas 78701
                                   Fax No.:       (512)  236-3740
                                   Telephone No.: (512)  236-3600
                                   Attention:     Chief Financial Officer


                                   AGENT, ISSUING BANK AND LENDER:

                                   WELLS FARGO BANK (TEXAS), NATIONAL
                                      ASSOCIATION


                                   By:  __________________________________
                                        Keith Smith
                                        Vice President

                                   Address for Notices:

                                   111 Congress Avenue, Suite 300
                                   Austin, TX 78701
                                   Fax No.: (512) 344-7318
                                   Telephone No.: (512) 344-7011
                                   Attention:        Keith Smith
                                  with a copy to:
                                  Winstead, Sechrest & Minick, P.C.
                                  5400 Renaissance Tower
                                  1201 Elm Street
                                  Dallas, Texas  75270
                                  Fax No.:  (214) 745-5390
                                  Telephone No.:  (214) 745-5265
                                  Attention:  T. Randall Matthews, Esq.


                                  OTHER LENDERS:

                                  FROST NATIONAL BANK



                                  By:  __________________________________
                                       Name: ____________________________
                                       Title: ___________________________


                                  Address for Notices:

                                  2728 North Harwood, Suite 100
                                  Dallas, Texas 75201
                                  Fax No.:  (214) 515-4955
                                  Telephone No.: (214)  515-4907
                                  Attention:        Shannon Bettis

                                  TEXAS CAPITAL BANK,
                                  NATIONAL ASSOCIATION


                                  By:  __________________________________
                                       Name: ____________________________
                                       Title: ___________________________

                                  Address for Notices:

                                  2100 McKinney Avenue, Suite 900
                                  Dallas, Texas 75201
                                  Fax No.:  (214) 932-6604
                                  Telephone No.:  (214) 932-6675
                                  Attention:  Tim Monter

                                INDEX TO EXHIBITS
                                -----------------


Exhibits:         Description of Exhibit:
---------         -----------------------

A-1               Form of Revolving Credit Note
A-2               Form of Term Note
B                 Advance Request Form
C                 Form of Guaranty
D                 Form of Assignment and Acceptance
E                 Form of Contribution and Indemnification Agreement
F                 Form of Borrower Pledge Agreement
G                 Form of Borrower Security Agreement
H                 Form of Subsidiary Pledge Agreement
I                 Form of Subsidiary Security Agreement
J                 Form of Existing LC Guaranty


                               INDEX TO SCHEDULES
                               ------------------

Schedules:        Description of Schedule:
----------        ------------------------

1.1(a)            Commitments
1.1(b)            Letter of Credit
7.14              List of Subsidiaries
9.1               Existing Debt
9.2               Existing Liens
9.3               New Subsidiaries
9.5(f)            Employee Loans
9.5(g)            Investments
9.8               Disposition of Assets

                                 SCHEDULE 1.1(a)

                                   Commitments


--------------------------------------------------------------------------------
               Lender       Term Commitment    Revolving Credit          LC
                                                  Commitment         Commitment
--------------------------------------------------------------------------------
Wells Fargo Bank (Texas),     $10,000,000         $7,500,000         $2,500,000
National Association
--------------------------------------------------------------------------------
Frost National Bank           $ 6,500,000         $4,875,000         $1,625,000
--------------------------------------------------------------------------------
Texas Capital Bank,            $3,500,000         $2,625,000         $ 875,000
National Association
--------------------------------------------------------------------------------

                                 SCHEDULE 1.1(b)

                                Letter of Credit


Irrevocable Letter of Credit No. NZS317942, dated February 11, 1999, as amended on September 30, 1999, in the amount of Five Million Dollars (US $5,000,000), issued by Wells Fargo Bank (Texas), National Association for the account of Schlotzsky's National Advertising Association, Inc. for the benefit of Western International Media Corporation and expiring September 30, 2000.

                                  SCHEDULE 7.14

                              List of Subsidiaries


---------------------------------------------------------------------------------------------------------------------
                                                               Percentage of Ownership (and,
                                                                 if corporation, amount of          Outstanding
                                     Type and State of             authorized, issued and        Options, Warrants,
          Subsidiary                   Organization                  outstanding stock)                etc.
---------------------------------------------------------------------------------------------------------------------
                                                            Borrower - 100% common stock         N/A
RAD Acquisition Corp.           Texas corporation           1,000 authorized, issued and
                                                            outstanding shares of common
                                                            stock
---------------------------------------------------------------------------------------------------------------------
                                                            Borrower - 100% common stock         N/A
Schlotzsky's Real Estate,       Texas corporation           1,000 authorized, issued and
Inc.                                                        outstanding shares of common
                                                            stock
---------------------------------------------------------------------------------------------------------------------
                                                            Borrower - 100% common stock         N/A
Schlotzsky's Restaurants,       Texas corporation           1,000 authorized, issued and
Inc.                                                        outstanding shares of common
                                                            stock
---------------------------------------------------------------------------------------------------------------------
                                                            Borrower - 100% common stock         N/A
DFW Restaurant Transfer         Texas corporation           100,000 authorized shares of
Corp.                                                       common stock
                                                            1,000 issued and outstanding
                                                            shares of common stock
---------------------------------------------------------------------------------------------------------------------
                                                            Borrower - 100% common stock         N/A
Schlotzsky's Brand, Inc.        Texas corporation           1,000,000 authorized shares of
                                                            common stock
                                                            1,000 issued and outstanding
                                                            shares of common stock
---------------------------------------------------------------------------------------------------------------------
                                                            Borrower - 100% common stock         N/A
Schlotzsky's Equipment          Texas corporation           1,000,000 authorized shares of
Corporation                                                 common stock
                                                            1,000 issued and outstanding
                                                            shares of common stock
---------------------------------------------------------------------------------------------------------------------
                                                            Schlotzsky's Real Estate, Inc. -     N/A
SREI Turnkey                    Texas limited liability     100% membership interest
Development, L.L.C.             company
---------------------------------------------------------------------------------------------------------------------
                                                            Schlotzsky's Restaurants, Inc. -     N/A
56th & 6th, Inc.                Texas corporation           100% common stock
                                                            1,000 authorized, issued and
                                                            outstanding shares of common
                                                            stock
---------------------------------------------------------------------------------------------------------------------

                                  SCHEDULE 9.1

                                  Existing Debt

                                  SCHEDULE 9.2

                                 Existing Liens

                                  SCHEDULE 9.3

                                New Subsidiaries

                                 SCHEDULE 9.5(f)

                            Employee Promissory Notes

                                 SCHEDULE 9.5(g)

                                   Investments

                                  SCHEDULE 9.8

                                  Dispositions